UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

FRANKLIN COVEY CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

January 24, 2025

Franklin Covey Co.

You are cordially invited to attend the Annual Meeting of Shareholders of Franklin Covey Co. (the Company), which will be held on Friday, January 24, 2025 at 8:30 a.m., in the Fontainbleau Room at The Grand America Hotel, 555 South Main Street, Salt Lake City, Utah 84111 (the Annual Meeting), for the following purposes:

(i)	To elect nine directors to serve until the 2026 annual meeting of shareholders;
(ii)	To hold an advisory vote on executive compensation;
(iii)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal 2025;
(iv)	To approve Amendment No. 1 to the Franklin Covey Co. 2022 Omnibus Incentive Plan; and
(v)	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on January 24, 2025. The proxy statement and annual report to shareholders are available at www.proxyvote.com.

The Board of Directors has fixed the close of business on Friday, November 29, 2024 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting in person. To ensure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.

By Order of the Board of Directors,

Robert A. Whitman

Chairman of the Board of Directors

December 19, 2024

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please promptly complete your proxy. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

Franklin Covey Co.

2200 West Parkway Boulevard

Salt Lake City, Utah 84119-2331

____________________

PROXY STATEMENT

____________________

Annual Meeting of Shareholders
January 24, 2025

SOLICITATION OF PROXIES

This proxy statement is being made available to the shareholders of Franklin Covey Co., a Utah corporation (us, our, we, Franklin Covey, or the Company), in connection with the solicitation by the board of directors (the Board or Board of Directors) of the Company of proxies from holders of outstanding shares of our common stock, $0.05 par value per share (the Common Stock), for use at our Annual Meeting of Shareholders to be held on Friday, January 24, 2025, at 8:30 a.m., in the Fontainbleau Room at The Grand America Hotel, 555 South Main Street, Salt Lake City, Utah 84111, and at any adjournment or postponement thereof (the Proxy Statement). This Proxy Statement, the Notice of Annual Meeting of Shareholders, and the accompanying form of proxy are first being mailed to shareholders of the Company on or about December 19, 2024.

PURPOSE OF THE ANNUAL MEETING

Shareholders of the Company will consider and vote on the following proposals: (i) to elect nine directors to serve until the next annual meeting; (ii) to hold an advisory vote on executive compensation; (iii) to ratify the appointment of Deloitte & Touche LLP (Deloitte) as our independent registered public accountants for the fiscal year ending August 31, 2025; (iv) to approve Amendment No. 1 to the Franklin Covey Co. 2022 Omnibus Incentive Plan (the Amendment); and (v) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

COSTS OF SOLICITATION

We will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparation, assembly, printing, and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, our directors, officers, and employees, without receiving additional compensation, may solicit proxies personally or by telephone, facsimile, or electronic mail. Arrangements will be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and we will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

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INFORMATION ABOUT VOTING

Who can vote?

The only voting securities that we have outstanding are shares of our Common Stock. Our Board of Directors has fixed the close of business on Friday, November 29, 2024 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the Record Date). Only shareholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 13,184,271 shares of our Common Stock issued and outstanding. The holders of record of the shares of our Common Stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Broadridge, our stock transfer agent, you are considered a shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, but not the shareholder of record, and your shares are held in “street name.” You are entitled to vote your shares whether you are the shareholder of record or you hold the shares in street name.

How can you vote?

You may submit your proxy by mail, telephone, or the Internet. If you are submitting your proxy by mail, you should complete, sign, and date your proxy card and return it in the envelope provided. Sign your name exactly as it appears on the proxy card. If you plan to vote by telephone or the Internet, voting instructions are printed on your proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. If you provide specific voting instructions, your shares will be voted as you have instructed. Proxy cards submitted by mail must be received by our voting tabulator no later than Thursday, January 23, 2025 to be voted at the Annual Meeting. You may also vote in person at the Annual Meeting.

What if I do not specify on my proxy card how I want my shares voted?

Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the nine director nominees (Proposal No. 1); (ii) FOR the proposal regarding an advisory vote on executive compensation (Proposal No. 2); (iii) FOR the ratification of the appointment of Deloitte as our independent registered public accountants for the fiscal year ending August 31, 2025 (Proposal No. 3); (iv) FOR Amendment No. 1 to the Franklin Covey Co. 2022 Omnibus Incentive Plan (Proposal No. 4); and in the discretion of the proxy holders as to any other matters as may properly come before the Annual Meeting or at any adjournment or postponement thereof. It is not currently anticipated that any other matters will be presented at the Annual Meeting.

What is “householding?”

We are sending only one notice or one copy of our proxy materials to shareholders who share the same last name and address, unless they have notified us that they want to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings, and printing and mailing costs. If any shareholder residing at such address wishes to receive a separate copy of our proxy materials in the future, or, if any shareholders sharing an address are receiving multiple copies of our proxy materials and would like to request a single copy, they may contact the Office of the Corporate Secretary at 2200 West Parkway Blvd., Salt Lake City, Utah 84119-2331.

How do I vote at the Annual Meeting?

You may vote in person by written ballot at the Annual Meeting. However, if your shares are held in street name, you must bring a legal proxy or other proof from that broker, trust, bank, or other nominee of your beneficial ownership of those shares as of the record date in order to vote at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting.

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What are broker non-votes?

When a broker, bank, or other nominee has discretion to vote on one or more proposals at a meeting but does not have discretion to vote on other matters at the meeting, the broker, bank, or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-discretionary” matters with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-discretionary” matters. This situation is commonly referred to as a “broker non-vote.”

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

Generally no. If you hold your shares in street name and do not give voting instructions to your broker, bank, or other nominee, then your broker, bank, or other nominee may only vote your shares with respect to “discretionary” matters, but may not vote your shares with respect to “non-discretionary” matters. Each of our proposals, except for Proposal No. 3, the ratification of the appointment of our independent registered public accounting firm, are considered “non-discretionary” matters. As a result, if you hold your shares in street name, your broker, bank, or other nominee will not have discretion to vote your shares at the Annual Meeting, except for Proposal No. 3, if you do not provide voting instructions. Accordingly, it is important that street name holders give instructions to their broker, bank, or other nominee by following the voting instructions received from their broker, banker, or other nominee.

May I revoke my vote prior to the Annual Meeting?

Yes. A shareholder who has completed a proxy may revoke it at any time prior to its exercise at the Annual Meeting by returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth below, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

What is a Quorum?

A quorum is the presence, in person or by proxy, of at least a majority of the shares of our Common Stock outstanding as of the close of business on the Record Date. A quorum is necessary to transact business at the Annual Meeting. Abstentions and “broker non-votes” will be included in determining the presence of a quorum at the Annual Meeting. Holders of Common Stock will vote as a single class. If there are not sufficient shares represented for a quorum, then the Annual Meeting may be adjourned or postponed from time to time until a quorum is established.

What Vote is Required for a Proposal to be Approved?

Subject to the paragraph below, the nine nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the nine directors to be elected by those shares, will be elected as directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the election of directors.

Pursuant to the Company’s bylaws, any nominee for director who receives a greater number of votes “withheld” or “against” from their election than votes “for” their election shall immediately offer to tender their resignation following certification of such shareholder vote. The Corporate Governance and Nominating Committee (the Nominating Committee) shall promptly consider the director’s resignation offer and make a recommendation to the Board of Directors on whether to accept or reject the offer. The Board of Directors shall act on the recommendation of the Nominating Committee and publicly disclose its decision within 90 days following certification of the shareholder vote.

Approval of Proposal No. 2, the advisory vote on executive compensation, requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will not have any effect on the outcome of this proposal.

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The ratification of the appointment of Deloitte as our independent registered public accountants (Proposal No. 3) requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

The approval of the amendment to the Franklin Covey Co. 2022 Omnibus Incentive Plan, which is Proposal No. 4, requires the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition. Abstentions with respect to this proposal will have the same effect as votes against the Amendment. Broker non-votes will not have any effect on the outcome of this proposal.

What are the Board’s voting recommendations?

The Board of Directors recommends that you vote “FOR” each of the nominees identified in proposal No. 1 and “FOR” each of proposal Nos. 2, 3, and 4 as further described in this Proxy Statement.

The Company’s Principal Office and Main Telephone Number

Our principal executive offices are located at 2200 West Parkway Blvd., Salt Lake City, Utah 84119-2331 and our main telephone number is (801) 817-1776.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Oversight

Our Board is responsible for and committed to the independent oversight of the business and affairs of our Company, including financial performance, Chief Executive Officer (CEO) performance, succession planning, strategy, risk management, compensation, growth, and innovations. In carrying out its responsibilities, the Board advises our CEO and other members of our senior management team to help drive success for our clients and long-term value creation for our shareholders.

Corporate Governance

Franklin Covey upholds a set of basic values and principles to guide our actions, and we are committed to maintaining the highest standards of business conduct and corporate governance. Our emphasis on corporate governance begins at the top, with our directors, who are elected by, and are accountable to you, our shareholders. This commitment to governance extends to our management team and to all of our employees. We have adopted a Code of Business Conduct and Ethics for our directors, officers, and senior financial officers that include the CEO, Chief Financial Officer (CFO), and other members of our financial leadership team. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at www.franklincovey.com. In addition, each of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available in print free of charge to any shareholder by making a written request to Investor Relations, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331. The Code of Business Conduct and Ethics applies to all directors, officers, and employees of Franklin Covey.

A feature of our corporate governance is that our standing committees are comprised of independent directors, as discussed below. We believe this structure allows for a collective focus by a majority of our independent directors on the various complex matters that come before Board committees. The overlap inherent in this structure assists these independent directors in the execution of their responsibilities.

Diversity of Board Skills and Experience

Our directors have significant experience with our business and are familiar with the risks and competition we face, which allow them to participate actively and effectively in Board and committee discussions and deliberations. Our directors meet and speak frequently with each other and with members of our senior management team. These formal meetings and informal discussions occur based on the needs of our business and the market environment.

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The Nominating Committee, in its board composition discussions, has focused on diversity of experience and perspectives in relation to guiding and overseeing the growth and development of our business. The Board believes the skills, qualities, attributes, and experiences of its directors provide the Company with the business acumen and range of perspectives to engage each other and management to effectively address our evolving needs and represent the best interests of our shareholders. Consistent with our longstanding focus on diversity and inclusion, the Nominating Committee believes our Board should reflect over time a diversity of gender, race, and age. Although we do not have a formal policy on Board member diversity, and the Nominating Committee does not follow strict criteria when making decisions, we believe considering diversity is aligned with the Board’s objective of enhancing composition and available skills to most effectively evaluate and guide our strategy now and in the future. In addition to the considerations discussed in the “Director Nomination Process” section below, the Nominating Committee seeks Board candidates who have the ability to bring diversity to the Board, which includes diverse viewpoints and perspectives.

Nominees for Election to the Board of Directors

Our Board currently consists of nine directors, six of whom are considered independent. Nominees for election to the Board of Directors shall be elected to serve until the next annual meeting of shareholders or until their successors shall have been elected and qualified or until such director’s earlier death, resignation, or removal. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the nine nominees named in this Proxy Statement.

We believe each of the nominees listed below bring extensive experience across a variety of disciplines that provides valuable breadth and depth to our Board. The biographies below describe the skills, qualities, attributes, and experiences of each of the nominees that led the Board to determine that it is appropriate to nominate these directors for election.

We have a policy that members of our Board of Directors should retire from service at age 75 unless an extension is specifically approved. In accordance with this policy, an extension was approved for Joel C. Peterson, who is standing for election at our Annual Meeting.

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Anne H. Chow

Age: 58

Lead Independent Director

Director Since: March 2016

Committees:

Governance/Nominating

Committee (Chair)

Organization and Compensation Committee

Growth Committee

Other Directorships:

3M

CSX

Ms. Chow is a transformative business leader whose trailblazing corporate career spans over three decades in the technology and business sectors. She is currently Lead Independent Director on the Board of Directors of FranklinCovey (NYSE: FC) and also serves on the board of directors of 3M (NYSE: MMM) and CSX (NASDAQ: CSX). Ms. Chow is a Senior Fellow and Adjunct Professor of Executive Education at Northwestern University’s Kellogg School of Management and actively supports numerous local and national organizations, including serving on the Dallas Mavericks Advisory Council and Georgia Tech’s President’s Advisory Board.

In her prior role as CEO of AT&T Business, she was the first woman of color CEO in AT&T’s 140+ year history, responsible for leading a $35 billion global operating unit comprised of over 35,000 people. Appointed to this position in 2019, she guided her team, through the pandemic amid unprecedented market upheaval around the world, to serve customers with communications solutions across all sectors including small and medium sized businesses, global multinational enterprises, the public sector as well as nearly all of the Fortune 1000. Anne’s leadership experiences and expertise over the decades span product management, marketing, sales, strategy, customer service, operations, network engineering and more.

Widely recognized for her role model inclusive leadership and her impact in driving success at the intersection of people, culture, and technology, Ms. Chow was named to Fortune’s Most Powerful Women in Business twice, Forbes inaugural CEO Next List of Leaders set to revolutionize American business, Most Inspiring Woman in Communications by Light Reading, and is one of LinkedIn’s Top Voices. Her recent accolades include being recognized by The Johnson School at Cornell University with the L. Joseph Thomas Leadership Award for Lifetime Achievement, the highest honor for distinguished alumni, being awarded the Lifetime Achievement Award for Women in Business by the Dallas Business Journal and becoming the first leader of Asian descent to be inducted into the Dallas Business Hall of Fame since its inception in 1999.

As a lifelong learner committed to inspiration and impact, Ms. Chow engages with local, national, and global audiences through keynotes, panel discussions, and published works. She is the national best-selling author of LEAD BIGGER: The Transformative Power of Inclusion, by Simon & Schuster and co-author of The Leader’s Guide to Unconscious Bias: How to Reframe Bias, Cultivate Connection, and Create High-Performing Teams. Ms. Chow holds B.S. and M.Eng. degrees in Electrical Engineering as well as an MBA with Distinction from Cornell University and is a graduate of the Pre-College Division of the Juilliard School of Music.

Director Qualifications: The Company believes that Ms. Chow’s strong sales and enterprise relationship background as well as her extensive distribution and cross-functional global leadership experience provide valuable insight and skills to our Board of Directors. Ms. Chow’s significant leadership involvement with diversified entities throughout her career provides her with wide-ranging perspective and experience in the areas of management, operations, finance, and marketing.

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Craig Cuffie Age: 63 Independent Director Director Since: September 2021 Committees: Audit Committee Organization and Compensation Committee Growth Committee Other Directorships: Emburse

Since June of 2022, Mr. Cuffie has served as Group Chief Procurement Officer at HSBC, one of the world’s largest banks. In his current role, Mr. Cuffie is responsible for Sourcing, Procurement, Expense Management, Corporate Travel, Sustainability, and Third-Party Management. Prior to joining HSBC, Mr. Cuffie served as Executive Vice President and Chief Procurement Officer at Salesforce, where he served as an executive member of the Global Cyber Security Governance Team, the Global Policy Governance Team, and the Global Crisis Incident Management Team. Mr. Cuffie’s service at Salesforce ran from 2017 to June of 2022.

Prior to joining Salesforce, Mr. Cuffie founded Eagle Island Advisors in 2015, a boutique private equity firm focused on sourcing lower mid-market opportunities in the 3rd Party Logistics industry. From 2013 to 2015, Mr. Cuffie served as Vice-President of Global Operations at Jawbone, Inc., and was Chief Procurement Officer and Vice-President of Supply Chain at Clearwire from 2010 through 2013. Over his career, Mr. Cuffie has accumulated over 30 years of business experience with 20 years of global management responsibility. Mr. Cuffie’s business experience includes board of director service, supply chain, income statement management, manufacturing, and procurement in multiple geographies.

Mr. Cuffie earned his Masters Degree in management from Renssalaer Polytechnic Institute and is a member of the Executive Leadership Council, the Stanford University Graduate School of Business, Global Supply Chain Forum, the Institute for Supply Chain Management, and the procurement 50 cohort of the World 50. While at Salesforce, Mr. Cuffie was an executive sponsor of BOLDforce and AbilityForce, Salesforces’ Employee Resource Groups focused on Black employees and employees with disabilities, respectively. Mr. Cuffie is a frequent speaker on Diversity and Inclusion, its value and impact to corporate America and society.

Director Qualifications: Mr. Cuffie’s extensive financial and operational expertise, as well as international leadership and prior board experience, provides him with wide-ranging knowledge and experience. His professional involvement in various capacities during his career enabled Mr. Cuffie to gain experience in many areas including finance, organizational development, financial planning, and corporate governance. Mr. Cuffie’s substantial financial knowledge and leadership experience enable him to make valuable contributions to our Board of Directors and on the Audit Committee.

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Donald J. McNamara Age: 71 Independent Director Director Since: June 1999 Committee: Audit Committee (Chair) Other Directorships: Crow Holdings A&O Hotels & Hostels

Mr. McNamara is the founder of The Hampstead Group LLC, a private equity investor based in Dallas, Texas, and has served as its Chairman since its inception in 1989. He has over 35 years of successful investment experience, including Bass Brothers Enterprises, Marriott Corporation, and JMB Realty. Mr. McNamara currently serves as a Senior Advisor to TPG’s real estate platform, which includes $8 billion of assets collectively in its equity and debt platforms. Mr. McNamara received an undergraduate degree in architecture from Virginia Tech in 1976 and an MBA from Harvard University in 1978.

Director Qualifications: Mr. McNamara’s experience in private equity provides him with considerable expertise in financial and strategic matters. This expertise enables him to make valuable contributions to the Company in the areas of raising capital, capital deployment, acquisitions and dispositions, and other major financial decisions. This experience also qualifies Mr. McNamara to serve as an Audit Committee financial expert. Mr. McNamara’s involvement with other entities throughout his career provides him with wide-ranging perspective and experience in the areas of management, operations, and strategy. In addition, Mr. McNamara has a meaningful understanding of our operations having served on our Board of Directors for over 20 years, enabling him to make contributions to our strategy, innovation, and long-range plans.

Joel C. Peterson Age: 77 Director Director Since: May 1997 Committees: Growth Committee Other Directorships: MGT Insurance

Mr. Peterson has been on the faculty at the Graduate School of Business at Stanford University since 1992, teaching courses in real estate investment, entrepreneurship, and leadership.

Mr. Peterson is the former Chairman of the Board of Overseers at the Hoover Institution at Stanford (2016-2019) and in the Fall of 2021 began his second term as an Overseer. He is the former Chairman of the Board at JetBlue Airways (2008-2020). Mr. Peterson is also the Founding Partner and Chairman of Peterson Partners, a Salt Lake City-based Investment management firm with over $2 billion under management. Peterson Partners has invested in over 200 companies through 13 funds in four primary asset classes: growth-oriented private equity, venture capital, real estate, and search funds. Prior to Stanford Business School and founding Peterson Partners, Mr. Peterson was Chief Executive Officer of Trammell Crow Company, then the world's largest private commercial real estate development firm. Mr. Peterson earned an MBA from Harvard Business School and received his Bachelor's degree from Brigham Young University.

Director Qualifications: Mr. Peterson brings chief executive leadership, extensive financial experience, and strong academic skills to our Board of Directors. Mr. Peterson’s roles in executive leadership, financial management, and private equity enable him to make key contributions in the areas of leadership, raising capital, capital deployment, strategy, operations, and growth. His experience with Peterson Partners and teaching courses on entrepreneurship adds valuable knowledge in growth and long-term strategic planning as well as accessing and deploying capital. Joel also has a deep understanding of the Company’s operations and background with over 27 years of experience on our Board of Directors. Further, prior to the FranklinCovey merger, Mr. Peterson served as a director of Covey Leadership Center from 1993 to 1997.

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Nancy Phillips Age: 57 Independent Director Director Since: May 2020 Committees: Organization and Compensation Committee (Chair) Governance/Nominating Committee Growth Committee Other Directorships: None

Since December 2019, Ms. Phillips has served as Executive Vice President, Chief People Officer, at Paramount, overseeing the combined company’s global human resources organization. Ms. Phillips is responsible for driving Paramount’s human resources strategy and delivering global programs to create a positive employee experience and a culture of high performance. Ms. Phillips also oversees the company’s Human Resource (HR) business partners, talent acquisition, organizational effectiveness, learning and development, total rewards, people analytics, HR operations, and global security.

Ms. Phillips previously served as the Executive Vice President, Chief Human Resources Officer at Nielsen from January 2017 to December 2019, as well as on the Nielsen Foundation’s board of directors. Under her leadership, Nielsen was ranked No. 2 on Forbes’ “Employers for Diversity” list and received multiple “Great Place to Work” awards globally.

Prior to joining Nielsen, Ms. Phillips was Chief Human Resources Officer of Broadcom during 2015 and 2016 prior to its sale to Avago Technologies, the largest technology deal in history at that time. Before joining Broadcom, from 2010 to 2014, she led the HR organization for Hewlett Packard’s Imaging and Printing Group, as well as HP’s Enterprise Services business group, a global organization with more than 120,000 employees. Prior to her experience at HP, Ms. Phillips served as Executive Vice President and Chief Human Resources Officer for Fifth Third Bancorp, a diversified financial services company with $133 billion in assets from 2008 to 2010. Ms. Phillips also spent 11 years with the General Electric Company serving in a variety of HR leadership roles.

Ms. Phillips is active in a range of professional associations, and in 2006 received a YWCA TWIN (Tribute to Women) award in Silicon Valley for her commitment to diversity and inclusion. A member of the Florida Bar, she began her professional career as an attorney. Ms. Phillips earned a B.A. in English from the University of Delaware and a J.D. from Samford University in Birmingham, Alabama.

Director Qualifications: Ms. Phillips’ extensive experience in human resource management provides our Board of Directors with expertise in human capital management and compensation, which provides her with the knowledge to serve effectively on our Organization and Compensation and Corporate Governance and Nominating Committees. Ms. Phillip’s legal background provides additional insight and expertise to regulatory and other potentially complex human resource matters.

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Efrain Rivera Age: 68 Independent Director Director Since: September 2023 Committee: Audit Committee Growth Committee Other Directorships: Jones Lange LaSalle, Inc.

Mr. Rivera was appointed to our Board of Directors on September 27, 2023, and has extensive executive and financial experience. Most recently, from October 2023 until his retirement in August 2024, Mr. Rivera served as Senior Advisor to the CEO of Paychex. He previously served as Senior Vice-President and Chief Financial Officer at Paychex from 2011 to 2023. During Mr. Rivera’s tenure, Paychex grew from $2 billion in revenue to $5 billion and transformed into a leading Human Capital Management firm with a market value approaching $45 billion.

Prior to joining Paychex, Mr. Rivera served as Corporate Vice President and Chief Financial Officer at Bausch & Lomb, where his responsibilities ranged from managing commercial operations in Latin America and Canada, to leading finance for the global vision care division and overseeing the firm’s finance function.

Mr. Rivera holds a Doctorate in Management from Case Western Reserve University, an MBA from the graduate school of business at the University of Rochester, and a Juris Doctor degree from New York University. Mr. Rivera is a certified management accountant (CMA) and is certified in financial management (CFM). Mr. Rivera currently serves on the Board of Directors of Jones Lange LaSalle, Inc. In 2022 Mr. Rivera was named a Business Icon by The Rochester Business Journal.

Director Qualifications: Mr. Rivera’s extensive financial background and expertise, combined with his international leadership experience, provides him with wide-ranging knowledge and experience. His education and professional experience in various capacities enabled Mr. Rivera to gain experience in many areas including accounting, finance, internal control, financial planning, organizational development, strategic planning and corporate governance. Mr. Rivera’s substantial financial knowledge and leadership experience qualify him to serve as an Audit Committee Financial Expert and enable him to make valuable contributions to our Board of Directors and Audit Committee.

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Derek C.M. van Bever Age: 67 Independent Director Director Since: September 2019 Committees: Growth Committee (Chair) Governance/Nominating Committee Other Directorships: None

Mr. van Bever is a Senior Lecturer of Business Administration in the General Management Unit at the Harvard Business School and is a director of the Forum for Growth and Innovation. Mr. van Bever teaches courses in the Harvard MBA program, including Building and Sustaining a Successful Enterprise, and Leadership and Corporate Accountability. Mr. van Bever is co-chair of Harvard’s Executive Education course in Disruptive Innovation and is co-director of the Harvard Macy Institute’s Leading Innovation in Health Care and Education course.

In 1983, Mr. van Bever co-founded The Advisory Board Company, a global research, consulting, and technology firm serving hospital and university executives, and was Chief Research Officer of The Corporate Executive Board, the world’s largest executive advisory network. Mr. van Bever’s research interests include the challenges facing leading companies seeking discontinuous renewal through market-creating innovation, as well as the new models for uniting faith, leadership, and corporate mission that are emerging in the economy. With his colleague Matthew S. Olsen, Mr. van Bever is co-author of the book, Stall Points (Yale University Press, 2008), a quantitative and qualitative analysis of the growth experience of companies in the Fortune 100 across the past half-century. A 2008 Harvard Business Review article authored by Mr. van Bever on the book entitled When Growth Stalls won the McKinsey Award for that year.

Mr. van Bever received his Master of Business Administration from the Harvard Business School in 1988 and is a 2011 graduate of Harvard Divinity School (HDS). Mr. van Bever is a member of the HDS Dean’s Council and recently received the 2019 Dean’s Leadership Award for his leadership in the school’s strategic planning efforts around its 2016 bicentennial.

Director Qualifications: Mr. van Bever brings experience in thought leadership and expertise in business growth, innovation, subscription businesses, and strategy to our Board of Directors. In his role as Chief Research Officer for The Corporate Executive Board, Mr. van Bever directed teams studying best practices in strategy, innovation, talent management, finance, and governance in the large-corporate sector worldwide. The Company believes Mr. van Bever’s experience, thought leadership, and research abilities make him a valuable addition to its Board of Directors.

: Mr. Walker’s extensive experience with Franklin Covey and leadership experience as our Chief Executive Officer provide him with significant knowledge and valuable insights regarding our industry, sales strategy, content, operations, and strategic priorities. His education and professional experience enable Mr. Walker to provide valuable contributions to the Board and to facilitate effective communication between our management and the Board of Directors. Mr. Whitman’s extensive experience in sales and working with clients also provides him with the knowledge to make valuable contributions to the Board of Directors in the areas of strategy, growth, technology deployment, and organizational development.

Paul S. Walker Age: 49 Director Director Since: July 2023 Committees: None Other Directorships: None

Mr. Walker currently serves as the Company’s President and Chief Executive Officer, and was appointed to our Board of Directors effective July 1, 2023. Mr. Walker began his career with the Company in 2000 in the role of business developer, and quickly moved to become a Client Partner and then an Area Director. In 2007, Mr. Walker became General Manager of the North America Central Region. In 2014, Mr. Walker assumed responsibility for the Company’s United Kingdom operations in addition to his role as General Manager of the Central Region. In 2016, Mr. Walker relocated to the Company’s Salt Lake City, Utah headquarters where he served as Executive Vice President of Global Sales and Delivery and as President of the Company’s Enterprise Division until November 2019 when he was appointed President and Chief Operating Officer. During his time at Franklin Covey, Mr. Walker has led many digital transformation projects, including the transition to the All Access Pass. Mr. Walker graduated from Brigham Young University with a Bachelor of Arts in Communications.

Director Qualifications: Mr. Walker’s extensive experience with Franklin Covey and leadership experience as our Chief Executive Officer provide him with significant knowledge and valuable insights regarding our industry, sales strategy, content, operations, and strategic priorities. His education and professional experience enable Mr. Walker to provide valuable contributions to the Board of Directors and to facilitate effective communication between our management and the Board of Directors. Mr. Walker’s extensive experience in sales and working with clients also provides him with the knowledge to make valuable contributions to the Board of Directors in the areas of strategy, growth, technology deployment, and organizational development.

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Robert A. Whitman Age: 71 Chairman of the Board of Directors Director Since: May 1997 Committees: None Other Directorships: None

Mr. Whitman has served as the Chairman of the Board of Directors since June 1999 and served as Chief Executive Officer of the Company from January 2000 through August 2021. Mr. Whitman previously served as a director of the Covey Leadership Center from 1994 to 1997. Prior to joining us, Mr. Whitman served as President and Co-Chief Executive Officer of The Hampstead Group LLC from 1992 to 2000 and is a founding partner at Whitman Peterson. Mr. Whitman received his Bachelor of Arts Degree in Finance from the University of Utah and his MBA from the Harvard Business School.

Director Qualifications: Mr. Whitman’s leadership experience as the Chief Executive Officer of the Company for 21 years and his in-depth knowledge of our strategic priorities and operations enable him to provide valuable contributions to the Board of Directors in his role as Chairman of our Board of Directors. Mr. Whitman’s extensive experience in finance, private-equity investing, and leadership also provides him with the knowledge to make valuable contributions to the Board of Directors in the areas of finance, raising capital, and capital deployment.

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Affirmative Determination Regarding Board Independence

The Board of Directors has determined each of the following directors to be an “independent director” under the listing standards of the New York Stock Exchange (NYSE): Anne H. Chow, Craig Cuffie, Donald J. McNamara, Nancy Phillips, Efrain Rivera, and Derek C.M. van Bever.

The Company has engaged Ms. Anne H. Chow to deliver keynote addresses to clients and prospective clients on its behalf. Ms. Chow receives compensation for the speeches that she delivers. The Board of Directors has reviewed the nature and amounts of expected compensation from these addresses and has determined that Ms. Chow will remain an independent director.

In assessing the independence of the directors, the Board of Directors determines whether or not any director has a material relationship with us (either directly, or as a partner, shareholder, or officer of an organization that has a relationship with us). The Board of Directors considers all relevant facts and circumstances in making independence determinations, including the director independence standards adopted by the Board of Directors and the existence of related-party transactions as described in the section entitled “Certain Relationships and Related Transactions” found in this Proxy Statement.

Board Leadership Structure

The Board of Directors does not have a policy on whether the roles of Chairman and CEO should be separate or combined. Following the September 1, 2021 appointment of Robert A. Whitman as Executive Chairman and Chairman of the Board and Paul S. Walker as Chief Executive Officer, these roles are no longer combined. Effective September 1, 2023, Mr. Whitman transitioned from serving as the Executive Chairman and Chairman of the Board to serve solely as Chairman of the Board of Directors. We believe Mr. Whitman’s leadership and previous experience with the Company and its operations enable him to provide meaningful contributions in the Chairman role.

Our Board regularly assesses the roles of Chief Executive Officer and Chairman of the Board, and deliberates the merits of its leadership structure to ensure that the most efficient and appropriate structure is in place. The Board of Directors has determined that if the Chairman of the Board is not an independent director, then there should be a Lead Independent Director.

Ultimately, we believe that our current leadership structure, combined with strong governance practices, creates a productive relationship between our Board and management, including strong independent oversight that benefits our shareholders. As CEO, Mr. Walker is directly accountable to our Board and, through our Board, to our shareholders. Mr. Whitman’s role as Chairman of the Board is also directly accountable to the Board and to our shareholders. We believe Mr. Whitman’s role is both counterbalanced and enhanced by the overall independence of the Board and independent leadership provided by our Lead Independent Director, Ms. Anne H. Chow. Ms. Chow, as Chair of our Nominating Committee, was designated as the Lead Independent Director by our Board. Our independent directors may elect another independent director as Lead Independent Director at any time. Mr. Walker, Mr. Whitman, and Ms. Chow meet and speak frequently regarding our Board and our Company.

The Board of Director’s Role in Risk Management Oversight

The Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within Franklin Covey. The Audit Committee has responsibility for the oversight of general risk management, while our management team is responsible for the day-to-day risk management process. With the oversight of the Board of Directors, management has developed an enterprise risk management strategy, whereby management identifies the top individual risks that we face with respect to our business, operations, strategy, and other factors that were recognized after discussions with key business and functional leaders and reviews of external information. In addition to evaluating various key risks, management identifies ways to manage and mitigate such risks. During fiscal 2024, our management met regularly with the Audit Committee to discuss the identified risks and the efforts that are designed to mitigate and manage these risks. Certain risks are allocated to the various committees of the Board of Directors to allow the committees to examine a particular risk in detail and assess its potential impact to our operations. For example, the Audit Committee is primarily responsible for cybersecurity risks (please see Item 1C. Cybersecurity in the Company’s Annual Report on Form 10-K for fiscal 2024 for more details), and risks related to accounting and financial reporting matters; the Nominating Committee is responsible for risks related to succession

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planning and the independence of the Board of Directors; and the Organization and Compensation Committee (the Compensation Committee) is responsible for risks related to our various compensation plans. Each committee keeps the Board informed of its oversight efforts through regular reporting to the full Board by the committee chairpersons. The Company’s strategic objectives and activities are presented by our executive management to the Board and approved annually or more frequently if necessary.

We maintain internal controls and procedures over financial reporting, as well as enterprise-wide internal controls, which are updated and tested annually by our internal audit department, management, and our independent registered public accounting firm. Our independent registered public accounting firm also attend our Audit Committee meetings, and the Audit Committee meets regularly with them in executive session.

As part of its responsibilities, the Compensation Committee periodically reviews our compensation policies and programs to ensure that the compensation programs offer appropriate performance incentives for employees, including executive officers, while mitigating excessive risk taking. We believe that our various compensation programs contain provisions that discourage excessive risk taking. These provisions include:

•An appropriate balance between annual cash compensation and equity compensation that may be earned over several years.

•Metrics that are weighted between the achievement of overall financial goals and individual objectives.

•Stock ownership guidelines that encourage executive officers to accumulate meaningful levels of equity ownership, which align the interests of executives with those of long-term shareholders.

Based on a review of the nature of our operations by the Compensation Committee, we do not believe that any areas of the Company are incented to take excessive risks that would likely have a material adverse effect on our operations.

BOARD OF DIRECTOR COMMITTEES AND MEETINGS

Our Board has three standing committees: Audit, Nominating, and Compensation. The specific membership of each committee allows us to take advantage of our directors’ diverse skill sets, which enables deep focus on relevant committee matters. The following table shows the current membership of each of our standing committees, which are comprised of independent directors.

Name	Audit	Compensation	Governance/Nominating
Anne H. Chow		✓	✓(Chair)
Craig Cuffie	✓	✓
Derek C.M. van Bever			✓
Donald J. McNamara	✓(Chair)
Efrain Rivera	✓
Nancy Phillips		✓(Chair)	✓
Meetings Held in 2024:	5	6	4

Our full Board of Directors met eight times during fiscal 2024. In addition to these formal meetings, our Board regularly participated in informal update calls with members of our executive management as necessary throughout the year.

Our Lead Independent Director plays an active role on our Board of Directors. Ms. Chow reviewed the agenda, schedule, and materials for each Board and Nominating Committee meeting and presided over executive sessions of the independent directors. Any independent director may call for an executive session and suggest agenda items for Board or committee meetings.

All of the members of our Board of Directors attended at least 75% of the Board and committee meetings for which they were entitled to participate. Although we encourage Board members to attend our Annual Meeting, we do not have a formal policy regarding director attendance at our annual shareholder meetings. All members of our Board of Directors were available for questions at our most recent annual meeting of shareholders, which was held in January 2024.

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The Board of Directors has adopted a written charter for each of the standing committees, which are reviewed annually. These charters are available on our website at www.franklincovey.com. Shareholders may obtain a printed copy of any of these charters free of charge by making a written request to Investor Relations, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331.

The Audit Committee

The Audit Committee functions on behalf of the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the Exchange Act). The Audit Committee is chaired by Mr. McNamara, and each of the members of the Audit Committee is independent as described under NYSE rules and meets the enhanced independence standards established by Rule 10A-3 promulgated under the Exchange Act. The Board of Directors has determined that two of the Audit Committee members, Donald J. McNamara and Efrain Rivera are each an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our Audit Committee assists the Board in its oversight of:

•the integrity of our financial statements, legal and regulatory compliance, independent auditors’ qualification and independence, and internal controls over financial reporting;

•the decision whether to appoint, retain, or terminate our independent auditors;

•the pre-approval all audit, audit-related, tax, and other services, if any, to be provided by the independent auditors; and

•the majority of our risk (including cybersecurity risk) management, compliance, and internal audit functions.

Additionally, the Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent registered public accounting firm, Deloitte; approves the engagement letter describing the scope of the annual audit; provides an open avenue of communication among Deloitte, the risk and internal audit functions, management, and the Board; resolves disagreements, if any, between management and Deloitte regarding financial reporting for the purpose of issuing an audit report in connection with our financial statements and internal control over financial reporting; and prepares the Audit Committee Report required by the Securities and Exchange Commission (the SEC), which is included in this Proxy Statement under the description of Proposal No. 3 below.

The independent registered public accounting firm reports directly to the Audit Committee. By meeting with Deloitte, the internal auditing department, and operating and financial personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, and the quality and adequacy of internal controls. The Audit Committee meets regularly with the CFO and CEO and with our independent registered public accounting firm without management present. The Audit Committee also has the power to retain independent counsel and other advisors as it deems necessary to carry out its duties.

The Corporate Governance and Nominating Committee

The Nominating Committee is chaired by Ms. Anne H. Chow. In carrying out the responsibilities of the Nominating Committee, Ms. Chow frequently met or had discussions with Mr. Walker and Mr. Whitman during the fiscal year. All of the members of the Nominating Committee are independent as defined under NYSE rules. The Nominating Committee is responsible for:

•recommending individuals for nomination, election, or appointment as members of our Board and its committees;

•recommending the size, composition, and organization of our Board;

•overseeing the evaluation of the performance of our Board, its committees, and our management;

•ensuring that our committees are comprised of qualified and experienced independent directors;

•reviewing and concurring in the succession plans for our CEO and other members of senior management;

•overseeing and reviewing our environmental, social, and governance priorities and initiatives; and

•taking a leadership role in shaping our corporate governance, including developing, recommending to the Board, and reviewing on an ongoing basis the corporate governance principles and practices that apply to our Company.

The Nominating Committee is responsible for assessing the effectiveness of the Board by reviewing its size and composition. The Board evaluates its performance, effectiveness, composition, and appropriateness of the qualifications

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for existing directors as part of its annual Board evaluation process. This process promotes our commitment to continuous improvement and ensures that our Board is effective.

Shareholder Nominations. The Nominating Committee, will consider, but shall not be required to nominate, candidates recommended by our shareholders who beneficially own at the time of the recommendation not less than one percent of our outstanding stock (Qualifying Shareholders).

Generally speaking, the manner in which the Nominating Committee evaluates nominees for director recommended by a Qualifying Shareholder will be the same as for nominees from other nominating sources. However, the Nominating Committee will seek and consider information concerning the relationship between a Qualifying Shareholder’s nominee and that Qualifying Shareholder to determine whether the nominee can effectively represent the interests of all shareholders. Qualifying Shareholders wishing to make recommendations to the Nominating Committee for its consideration may do so by submitting a written recommendation, including detailed information on the proposed candidate, including education, professional experience, and expertise, via mail addressed as follows:

Franklin Covey Co.

c/o Stephen D. Young, Corporate Secretary

2200 West Parkway Boulevard

Salt Lake City, UT 84119-2331

The Organization and Compensation Committee

We are in a business that relies heavily on our people for a competitive advantage. As a result, our Compensation Committee plays a pivotal role in enabling us to attract and retain the best talent for the growth and strategic needs of our Company. Whenever possible, our goal is to be in a position to appoint people from within our Company to our most senior leadership positions, and our executive compensation program is intended to incentivize our people to stay at Franklin Covey and to aspire to these senior roles.

The Compensation Committee is chaired by Ms. Nancy Phillips and regularly met without any employees present to discuss executive compensation matters during fiscal 2024. All of the Compensation Committee members are independent as defined under the NYSE enhanced independence standards. As described below in “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Transactions,” none of the Compensation Committee members had any material business relationships with the Company. Our Compensation Committee has responsibility for:

•determining and approving the compensation of our CEO and other executive officers;

•approving all equity awards, grants, and related actions under the provision of the Franklin Covey Co. 2022 Omnibus Incentive Plan;

•participating in the evaluation of CEO and other executive officer performance;

•evaluating the independence of Compensation Committee advisers;

•assisting our Board in its oversight of the development, implementation, and effectiveness of our policies and strategies relating to our human capital management, including recruiting, retention, career development and progression, diversity, and employment practices;

•providing risk oversight of all Company compensation plans;

•reviewing periodically the form and amount of non-employee director compensation and making recommendations to our Board with respect thereto;

•reviewing our strategies, initiatives, and programs related to human capital management; and

•preparing the Compensation Committee Report.

The Compensation Committee administers all elements of our executive compensation program, including our stock-based long-term incentive plans. In consultation with the Compensation Committee, Mr. Walker annually reviews and establishes compensation for the other Named Executive Officers. The Compensation Committee regularly reports to the full Board on decisions related to the executive compensation program.

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The Compensation Committee reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement, recommended its inclusion herein (and in our fiscal 2024 Annual Report on Form 10-K) and approved the related report to shareholders as required by the SEC (refer to Compensation Committee Report as presented below).

Compensation Consultants

Our Compensation Committee recognizes the importance of using an independent compensation consulting firm that is appropriately qualified and that provides services to our Board. During fiscal 2024, the Compensation Committee engaged and received the advice of Mercer as compensation consultants. Mercer provided information to the Compensation Committee regarding stock-based compensation plans, executive compensation, and director compensation that were used as components of the overall mix of information used to evaluate our compensation plans. Our Compensation Committee reviewed its relationship with Mercer and determined that its work does not raise any conflicts of interest and that Mercer was independent under the factors set forth in the NYSE rules for compensation committee advisors. Further information regarding the role of these compensation consultants can be found in the Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

Nancy Phillips, Anne H. Chow, and Craig Cuffie each served on the Compensation Committee during fiscal 2024. No member of the Compensation Committee was an officer or employee of the Company or any of our subsidiaries or had any substantial business dealings with the Company or any of our subsidiaries during fiscal 2024 nor was formerly an officer of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or our Compensation Committee.

Growth and Innovations Committee

Our Board of Directors has established a supplemental Growth and Innovations Committee to leverage the skills and abilities of our directors to achieve specific objectives. The Growth and Innovations Committee does not have a charter and is not required by SEC rules or Company bylaws. Our Growth and Innovations Committee is designed to: 1) assist our management with strategic guidance over growth initiatives and the execution of these initiatives to drive increased sales and shareholder return; and 2) provide strategic direction in our efforts to expand our content and offerings into areas that will provide meaningful results for clients and new growth opportunities.

Mr. van Bever is the Chair of the Growth and Innovations Committee and is joined by Ms. Chow, Mr. Cuffie, Ms. Phillips, Mr. Peterson, Mr. Rivera, Mr. Walker, and Mr. Whitman as members of this committee. We believe the experience and skills of these directors provides valuable strategic direction to the Company’s ongoing growth and innovation objectives.

Director Nomination Process

As indicated above, the Nominating Committee oversees the director nomination process. The Nominating Committee is responsible for identifying and evaluating candidates for membership on the Board of Directors and recommending to the Board of Directors nominees to stand for election. Each candidate to serve on the Board of Directors must be able to fulfill the responsibilities for directors set out in the Corporate Governance Guidelines approved by the Board of Directors. These Corporate Governance Guidelines may be found on our website at www.franklincovey.com. In addition to the qualifications set forth in the Corporate Governance Guidelines, nominees for director will be selected on the basis of such attributes as their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and the likelihood that he or she will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds, and experiences. We believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board of Directors. Although we do not have a formal diversity policy relating to the identification and evaluation of nominees for director, the Nominating Committee considers all of the criteria described above in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.

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Although not an automatically disqualifying factor, the inability of a director candidate to meet independence standards of the NYSE will weigh negatively in any assessment of a candidate’s suitability.

The Nominating Committee intends to use a variety of means of identifying nominees for director, including outside search firms, recommendations from current Board members, and recommendations from shareholders. In determining whether to nominate a candidate, the Nominating Committee will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing Company needs and then assess the need for new or additional members to provide those capabilities.

Unless well known to one or more members of the Nominating Committee, normally at least one member of the Nominating Committee will interview a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities, and capabilities for Board membership.

Communications with Our Directors

Shareholders or other interested parties wishing to communicate directly with the Board of Directors or the non-management directors as a group, may contact the Lead Independent Director directly via e-mail at lead.director@franklincovey.com. Our Audit Committee chairman may also be contacted directly via e-mail at audit.committee@franklincovey.com. You may also contact members of the Board in writing by addressing the correspondence to that individual or group, c/o Stephen D. Young, Corporate Secretary, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331. All such written communications will initially be received and processed by the office of the Corporate Secretary. Depending on the nature of the correspondence, the Secretary or Assistant Secretary will initially review such correspondence and either (i) immediately forward the correspondence to the indicated director and to the Chair of the Nominating Committee, or (ii) hold for review during the next regular meeting of the Board of Directors.

Fiscal 2024 Director Compensation

Director compensation is set by the Compensation Committee and approved by the Board of Directors and our management does not play a role in setting Board compensation. During fiscal 2024, we compensated members of the Board of Directors using a combination of cash and equity-based compensation. Board policy requires that each director who is not an employee of the Company maintain beneficial ownership of the Company’s Common Stock and/or unvested stock units, equal in value to at least five times the annual Board cash retainer during their tenure on the Board. New directors have up to five years of service on the Board in which to meet this ownership requirement.

Paul S. Walker, our current CEO, does not currently receive compensation for his service on the Board. Following Robert A. Whitman’s September 1, 2023 transition from serving as Executive Chairman and Chairman of the Board to serving solely as Chairman of the Board, Mr. Whitman will only receive compensation for his service on the Board. The fiscal 2024 compensation received by Mr. Walker is shown in the Fiscal 2024 Summary Compensation Table, contained in the “Executive Compensation” section of this Proxy Statement.

During fiscal 2024, our directors were paid the following amounts for services provided:

Compensation Element	Amount
Annual restricted stock award	$ 120,000
Annual cash retainer – Chairperson of the Board	200,000
Annual cash retainer – Other Board members	65,000
Committee retainer, paid for service on each committee	10,000
Lead independent director annual retainer	30,000
Audit committee chair annual retainer	15,000
Compensation committee chair annual retainer	10,000
Nominating committee chair annual retainer	5,000

We reimburse the directors for their out-of-pocket travel and related expenses incurred while attending Board and committee meetings.

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Fiscal 2024 Director Compensation Table

A	B	C	D	E	F	G	H
Name	Fees earned or paid in cash ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other Comp ($)	Total ($)
Anne H. Chow (1)	130,000	120,000	-	-	-	56,000	306,000
Craig Cuffie	87,500	120,000	-	-	-	-	207,500
Donald J. McNamara	90,000	120,000	-	-	-	-	210,000
Joel C. Peterson	72,500	120,000	-	-	-	-	192,500
Nancy Phillips	105,000	120,000	-	-	-	-	225,000
Efrain Rivera	82,500	120,000	-	-	-	-	202,500
Derek C.M. van Bever	92,500	120,000	-	-	-	-	212,500
Paul S. Walker	-	-	-	-	-	-	-
Robert A. Whitman	200,000	120,000	-	-	-	-	320,000

Amounts reported in column C represent the fair value of stock-based compensation granted to each non-employee member of the Board of Directors. All Board of Director unvested stock awards are made annually in January following the Annual Meeting and have one-year vesting terms. In January 2024, each non-employee member of the Board received an unvested stock award of 2,892 shares that had a fair value of $120,000. The number of shares awarded to each member of the Board of Directors was determined by dividing the fair value of the share award by $41.50 per share, which was the closing price of our Common Stock on the date that the award was granted. At August 31, 2024, the directors held a total of 23,136 shares of unvested stock. For further information on the stock-based compensation awards presented in Column C, refer to Note 12 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended August 31, 2024 as filed with the SEC on November 12, 2024.

(1)In addition to compensation received for service on our Board of Directors, Ms. Anne H. Chow may also deliver speeches and presentations on our behalf. During fiscal 2024, Ms. Chow presented at four events and received $56,000 in compensation for these presentations, which is shown in column G on the Director Compensation Table above.

(2)At August 31, 2024, the aggregate number of unvested stock awards held by each current non-employee director was as follows: Anne H. Chow, 2,892 shares; Craig Cuffie, 2,892 shares; Donald J. McNamara, 2,892 shares; Joel C. Peterson, 2,892 shares; Nancy Phillips, 2,892 shares; Efrain Rivera, 2,892 shares; Derek C.M. van Bever, 2,892 shares; Robert A. Whitman, 2,892 shares; and all directors as a group, 23,136 shares.

Fiscal 2025 Director Compensation

No changes were approved for fiscal 2025 Board of Director compensation from the amounts disclosed above.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Our corporate responsibility goal is to contribute to a more sustainable world that enables all stakeholders, including our associates, communities, clients, and shareholders to thrive not only today, but also in the future. At Franklin Covey, our mission is to enable greatness in individuals and organizations regardless of race, religion, gender, or other individual characteristics. We stand firmly against racism and discrimination, and we expect our associates to create environments of acceptance and contribution both internally and in our relationships with our clients. We believe our commitment to protecting and preserving our environment, creating an inclusive workplace of choice for achievers with heart, giving back to our local communities, and maintaining the highest standards of ethics and professionalism are in harmony with our mission to enable greatness and are integral to our long-term success. During fiscal 2024 we engaged with third-party advisors to assist us with our responsibility and sustainability efforts, which we expect will continue to evolve and improve in the future.

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Environment

As one of the world’s leading training and content companies, we acknowledge our responsibility to reduce our environmental impact where possible. We care about our communities—both local and global—and we are committed to pursuing environmental sustainability initiatives. Franklin Covey has taken measures to address crucial climate-related issues facing our industry, including the following:

•We partner with EcoVadis, a leading assessment platform that rates sustainability in environmental impact, labor and human rights standards, ethics, and procurement practices, to provide transparency and to help us continuously improve our sustainability practices.

•We promote live-online training options to reduce or eliminate the need for consultant travel.

•We provide training materials in electronic format to proactively lessen the impact on the environment.

•We utilize Forest Stewardship Council (FSC) certified materials in the production of our printed materials to ensure our products are sourced from responsibly managed forests that adhere to strict environmental, social, and economic standards.

•We continually look for ways to make our printed participant materials more environmentally friendly and are committed to eliminating all single-use plastic by the end of 2025.

•We allow associates to work from home in many locations around the world to reduce the negative impact of commuter traffic and pollution.

•We engage in efficient management of corporate waste by recycling paper and returned print materials, toner, and ink cartridges as well as recycling or reselling outdated IT hardware through a third-party vendor.

Culture and Diversity, Equity, and Inclusion (DEI) at Franklin Covey

Our goal is to have every associate feel they are a valued member of a winning team doing meaningful work in an environment of trust. To accomplish this goal, we are focused on attracting, developing, and retaining talent while looking through the lens of diversity, equity, and inclusion in each area as we believe that the strongest and most innovative cultures intentionally build diverse teams and cultivate a sense of belonging across those teams. We believe the diverse and global makeup of our workforce allows us to successfully serve a variety of clients with different needs on a worldwide basis.

The DEI Council demonstrates our commitment to diversity, equity, and inclusion by providing input, insight, feedback, and guidance on our DEI initiatives. This multidisciplinary council is comprised of approximately 35 associates from across our organization, ensuring a wide range of perspectives. The DEI Council sponsors our Mentorship and Contribution Conversations programs, as well as a growing number of Employee Resource Groups (ERGs).

Our ERGs are employee-led networks serving historically underinvested and underrepresented associates and allies. They offer safe spaces for people to come together based on a shared interest in a specific dimension of equity and inclusion while actively working to enhance career opportunities, build cultural competence, and foster community within the organization. Our ERGs represent and support our diverse workforce, facilitate networking, and foster connections and engagement within the organization. All associates are welcome to join any ERG, regardless of how they self-identify. Franklin Covey currently supports eight ERGs.

Employee Engagement

Building an environment that encourages lifelong learning and development is essential for us to maintain a high level of service and to achieve our goal of having every associate feel they can bring their whole selves to work. We believe Franklin Covey is one of the world’s premier training and consulting organizations. Throughout our annual planning and review, our associates, in partnership with their managers, complete the Win-Win Performance Agreement to set achievement goals that guide regular performance conversations. By completing a Talent Profile, we know the developmental interest areas of our associates as we engage in succession planning at all levels of the organization.

Our associates have unlimited access to our content and training through the All Access Pass (AAP), where they can experience the same high-quality solutions available to our clients. Professional and personal development is an essential need for employees, so Learning Development and Inclusion ensures multiple ways for individual contributors and

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managers to engage with our content, just as our clients do. Internally, our associates have completed 5,714 hours in the AAP, including 2,800 hours of Microlearning, 420 hours of Application Challenges, and 454 hours of video lessons. Our consultants delivered 126 courses for our associates, which total 1,008 facilitated learning hours.

We believe our diversity and employee engagement initiatives support our associates and provide a quality work environment at Franklin Covey. For more information on our Human Capital resources, refer to Item 1 in our Form 10-K for the fiscal year ended August 31, 2024 as filed with the SEC on November 12, 2024.

Supporting Our Communities

We recognize the interdependence between our Company and the communities we serve. Our commitment to be the world’s most trusted leadership company begins with building leadership skills in students. We partner with charitable foundations and make contributions that provide programs and services to build students’ character and leadership in preK-12 schools throughout the world.

Our annual Global Day of Service provides paid time to our associates as they donate their time and talents to various charitable organizations working to reduce food insecurity. Our directly owned international offices and independently owned international licensees also encourage their associates to participate in our Global Day of Service. In September 2024, our annual Global Day of Service contributed over 3,500 hours of service in 31 countries around the world.

Maintaining the Highest Standards of Ethics and Professionalism

Franklin Covey is committed to conducting business honestly and ethically, and to accurately reporting financial performance. To this end, we have implemented an anonymous reporting procedure to enable associates to communicate confidentially to the Audit Committee of our Board of Directors any observations, concerns, or complaints relating to accounting or auditing practices or concerns, issues relating to internal financial controls, conflicts of interest, or alleged violations of employment laws (harassment, discrimination, etc.). Employees may use the hotline or website to report these or any other legal or ethical matters.

Our Associate Policy Handbook, which outlines our Franklin Covey Code of Business Conduct and Ethics, includes our commitment to privacy principles, compliance with the U.S. Foreign Corrupt Practices Act, Insider Trading rules, and all other public company requirements.

The Company has adopted an Insider Trading Policy governing transactions in our securities by our directors, officers, associates, and contract personnel that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended August 31, 2024, as filed with the SEC on November 12, 2024.

The Nominating Committee is responsible for the oversight and periodic review of our sustainability and responsibility efforts. We are currently in the process of building teams within our organization that will further support and grow our programs and initiatives in these areas. For more information about our corporate responsibility and ESG related strategies, programs, and initiatives, please review our Corporate Responsibility Report located on our website at www.franklincovey.com.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information as of November 29, 2024, with respect to the beneficial ownership of shares of Common Stock by each person known by us to be the beneficial owner of more than five percent of our Common Stock, by each director, by our executive officers, and by all directors and officers as a group. Unless noted otherwise, each person named has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed without taking into account treasury shares held by us and are based on 13,184,271 shares of Common Stock outstanding as of November 29, 2024. At the date of this Proxy Statement, there were no shares of Series A or B Preferred Stock outstanding.

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As of November 29, 2024	Number of Common Shares	Percentage of Class
Blackrock, Inc.(1) 55 East 52nd Street New York, NY 10055	1,196,653	9.1%
Vanguard Group Inc.(1) P.O. Box 2600 Valley Forge, PA 19482-2600	750,189	5.7%
Robert A. Whitman(2)	717,460	5.4%
AllianceBernstein L.P.(1) 501 Commerce Street Nashville, TN 37203	684,145	5.2%
Donald J. McNamara(2)(3)	447,893	3.4%
Joel C. Peterson(2)	239,293	1.8%
M. Sean Covey	224,991	1.7%
Stephen D. Young	196,160	1.5%
Paul S. Walker	84,418	* %
Colleen Dom	53,703	* %
Jennifer C. Colosimo	32,919	* %
Anne H. Chow(2)	23,595	* %
Derek C.M. van Bever(2)	11,924	* %
Nancy Phillips(2)	8,864	* %
Craig Cuffie(2)	4,857	* %
Meisha R. Sherman	1,143	* %
Efrain Rivera(2)	-	-%
All directors and executive officers as a group (14 persons)(2)(3)	2,047,220	15.5%

*The percentage of shares beneficially owned by the director or nominee does not exceed 1% of our Common Stock.

(1)Information for Blackrock Inc., Vanguard Group Inc., and AllianceBerstein L.P. is provided as of September 30, 2024, the filing of their last 13F Reports.

(2)The share amounts indicated exclude unvested stock awards currently held by the following persons in the following amounts: Anne H. Chow, 2,892 shares; Craig Cuffie, 2,892 shares; Donald J. McNamara, 2,892 shares; Joel C. Peterson, 2,892 shares; Nancy Phillips, 2,892 shares; Efrain Rivera, 2,892 shares; Derek C.M. van Bever, 2,892 shares; Robert A. Whitman, 2,892 shares; and all directors as a group, 23,136 shares. These unvested stock awards do not have voting power or dividend rights until the shares actually vest to members of the Board of Directors.

(3)The share amount includes those held for Donald J. McNamara by the Donald J. and Joan P. McNamara Foundation with respect to 23,000 shares. Mr. McNamara is the trustee of his foundation, having sole voting and dispositive control of all shares held by the foundation, and may be deemed to have beneficial ownership of such shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our Board and executive officers, and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other securities which are derivative of our Common Stock. Executive officers, directors, and holders of more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all such reports they file. Based upon a review of the copies of such forms received by us and information furnished by the persons named above, we believe that all reports were filed on a timely basis during fiscal 2024, except for the following Form 4 filings, which were the result of administrative error:

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Date of
	Earliest	Date
Name	Transaction	Filed
Jennifer C. Colosimo	11/10/2022	10/15/2024
M. Sean Covey	12/6/2022	9/26/2023
Paul S. Walker	12/9/2022	10/15/2024
Robert A. Whitman	2/3/2023	4/3/2024
Meisha R. Sherman	4/12/2023	10/15/2024
Paul S. Walker	8/29/2023	9/26/2023
Colleen Dom	8/31/2023	9/19/2023
Stephen D. Young	5/23/2024	6/4/2024
M. Sean Covey	5/24/2024	6/12/2024

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

We review all relationships and transactions in which the Company and certain related persons, including our directors, executive officers, and their immediate family members, are participants, to determine whether such persons have a direct or indirect material interest. Our legal and accounting departments have responsibility for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based upon the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or the related party are disclosed in our Proxy Statement. In addition, a disinterested majority of the full Board of Directors or Audit Committee reviews and approves any related party transaction that is required to be disclosed.

Related Party Transactions

We previously acquired CoveyLink Worldwide, LLC (CoveyLink). CoveyLink conducts seminars and training courses, and provides consulting based upon the books The Speed of Trust and Trust & Inspire by Stephen M.R. Covey, who is the brother of M. Sean Covey. Prior to the acquisition date, CoveyLink granted us a non-exclusive license related to The Speed of Trust book and derivative works such as Trust & Inspire, and related training courses for which we paid CoveyLink specified royalties. As part of the CoveyLink acquisition, we obtained an amended and restated license of intellectual property that granted us an exclusive royalty-bearing license to use, sell, and perform the licensed material in any format or medium and through any market or distribution channel. The amount expensed for these royalties to Stephen M.R. Covey under the amended and restated license agreement totaled $1.7 million during the fiscal year ended August 31, 2024. In connection with the CoveyLink acquisition, we also signed a speaking services agreement that pays Stephen M.R. Covey a portion of the speaking revenues received for his presentations. During fiscal 2024 we expensed $1.0 million for these presentations.

We pay M. Sean Covey, who is also an executive officer of the Company, a percentage of the royalty proceeds received from the sales of certain books authored by him in addition to his salary. During the fiscal year ended August 31, 2024, we expensed $0.1 million for these royalty payments.

During fiscal 2024, we employed Joshua M.R. Covey, who is the brother of M. Sean Covey, and paid him compensation totaling $431,774. We also employed Michael S. Covey, who is the son of M. Sean Covey, and paid him compensation totaling $130,440.

Each of these listed transactions was approved according to the procedures cited above.

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

Our Compensation Committee, composed of three independent directors, determined the fiscal 2024 compensation for our named executive officers (NEOs) who held the following positions during fiscal 2024:

•Paul S. Walker – President and Chief Executive Officer (CEO);

•Stephen D. Young – Chief Financial Officer (CFO);

•Jennifer C. Colosimo – President of the Enterprise Division;

•M. Sean Covey – President of the Education Division; and

•Colleen Dom – Executive Vice-President of Operations.

Overview

This Compensation Discussion and Analysis (CD&A) describes in detail:

•The guiding principles, philosophy, and objectives of our executive compensation program, including shareholder-minded compensation practices we employ;

•Our fiscal 2024 executive compensation program; and

•Actual compensation earned by or provided to our NEOs as required by SEC rules.

We begin this CD&A with a short summary of our basic approach to executive compensation and our financial results for fiscal 2024.

Basic Elements of and Approach to Executive Compensation at Franklin Covey

The basic elements of compensation for our executives, including our NEOs, are: (1) salary and annual cash incentive compensation based on progress against specified performance metrics, which we define as “STIP” (short-term incentive plan) awards; (2) time and performance-based equity awards, which we define as “LTIP” (long-term incentive plan) awards; and (3) employee benefits, including retirement and severance benefits. The Compensation Committee of our Board of Directors sets salaries and establishes STIP and multiyear LTIP metrics at the beginning of each fiscal year.

We are a people business and take a rigorous approach to pay-for-performance. Accordingly, all associates within our various geographic regions have a meaningful portion of their compensation that tracks performance. We continue to increase the percentage of pay that is based on performance and performance-measured compensation for more senior roles, including our NEOs, to further align executive pay with shareholder interests. We have also adopted many shareholder-minded compensation policies. As a result, we are pleased to have again received overwhelming support from shareholders in our annual “say-on-pay” votes, including nearly 94% approval for our say-on-pay vote in fiscal 2024.

Fiscal 2024 Financial Performance

Reflecting the strength of our strategic position in the marketplace and the strength of our subscription-based business model, fiscal 2024 financial performance was strong and included the following key metrics:

•Our consolidated revenue increased 2% year-over-year to a new annual high of $287.2 million compared with $280.5 million in fiscal 2023.

•Our adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) increased 15% year-over-year to $55.3 million in fiscal 2024 from $48.1 million in fiscal 2023. Our Adjusted EBITDA in constant currency for fiscal 2024 was $55.8 million. Adjusted EBITDA is a non-GAAP measure we believe is useful in evaluating our business. For a reconciliation of Adjusted EBTIDA to net income (loss), a related GAAP measure, refer to Appendix A.

•The Company’s financial position and liquidity remained strong during fiscal 2024 as cash flows from operating activities increased 72% to $61.3 million compared with $35.7 million in fiscal 2023. At August 31, 2024, we had

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$48.7 million of cash and cash equivalents on our balance sheet, with nothing drawn on our $62.5 million line of credit, even after spending $30.7 million to buy back shares of our common stock in fiscal 2024.

Our financial performance in fiscal 2024 reflects the continuation of key trends in both of our operating divisions: (1) our Enterprise Division sales grew 2% to $208.8 million despite a significant decline in China revenue and decreased international licensee royalty revenue; (2) our Education Division sales grew 5% to $73.5 million from $69.7 million in fiscal 2023; and (3) we achieved increases in our deferred subscription revenue that will provide a solid base for revenue growth in future periods. We believe fiscal 2024 provided strong financial performance as the Company achieved high water marks in revenue, Adjusted EBITDA, and cash flows.

Shareholder-Minded Compensation Practices

The Compensation Committee regularly reviews and considers the views of shareholders and proxy advisory firms on corporate pay practices. Each year, we reach out to key stakeholders to solicit their views on executive compensation and consider the results of our annual say-on-pay vote. Taking these and other inputs into account, the Compensation Committee has implemented and maintains the following policies:

•Clawback Policy – Effective October 2, 2023, we adopted a new clawback policy, in compliance with new SEC and NYSE rules and requirements, that requires recovery of erroneously awarded incentive-based compensation from executive officers (and former executive officers) in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The policy requires the Company to recover reasonably promptly all erroneously awarded incentive-based compensation received on or after the October 2, 2023, effective date by an executive officer, with certain limited exceptions as permitted under SEC rules and NYSE listing standards. The Company may not indemnify any executive officer against the recovery of incentive-based compensation under the policy. For reference, our clawback policy is filed as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended August 31, 2024 as filed with the SEC on November 12, 2024.

•Hedging Policy – Our directors and executive officers are prohibited from buying or selling publicly traded options, puts, calls or other derivative instruments related to Company stock. All other employees are discouraged from engaging in hedging transactions related to Company stock.

•No Option Repricing Without Shareholder Approval – Our equity plans expressly prohibit option repricing without shareholder approval.

•No Excise Tax Gross-ups – Excise tax gross-ups for our NEOs are prohibited.

•Stock Ownership Guidelines – Our stock ownership guidelines require an ownership threshold of five times base salary for our CEO, three times base salary for our CFO, and two times base salary for our other NEOs. Each NEO is targeted to reach the applicable threshold within five years of the policy becoming applicable to the NEO and from the date the NEO first has shares awarded as part of their annual compensation. NEOs are prohibited from selling any shares until after these established guidelines are met. The Compensation Committee annually reviews executives’ progress toward meeting these guidelines. For fiscal 2024, the stock ownership of Mr. Young, Ms. Dom, and Mr. Covey met or exceeded the applicable threshold, and Mr. Walker and Ms. Colosimo are currently expected to meet their ownership threshold within the allotted time.

•No Significant Perquisites – No significant “corporate perquisites” such as country club memberships or automobile allowances are provided to our NEOs.

•No Employment Agreements for NEOs and Limited Change-in-Control Benefits – The Company does not enter into employment agreements with its NEOs and has a change-in-control policy for its NEOs that provides for a specific potential change-in-control severance benefit of only one times total targeted annual cash compensation without any excise tax gross-ups and potential acceleration of all the NEOs’ outstanding equity awards. Our NEOs are subject to the same general (non-change-in-control) severance policies as all Company employees.

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•Pay-for-Performance Awards – The fiscal 2024 STIP cash awards and LTIP performance-based equity awards were designed to incentivize specific achievement levels in our results of operations and pay out only if those specified operating improvements are achieved.

Consideration of 2024 Say-on-Pay Voting Results

We held our annual advisory say-on-pay vote with respect to the compensation of our NEOs at our 2024 annual meeting of shareholders conducted in January 2024. Nearly 94% of the votes cast were in favor of the compensation of our NEOs. Considering its ongoing shareholder-minded compensation policies, discussions with compensation advisors, and the indications of this vote, our Board of Directors and the Compensation Committee considered and discussed this shareholder vote result during fiscal 2024 and determined not to make significant changes to the existing program for fiscal 2024 in response to shareholder feedback. The Compensation Committee expects to periodically explore various executive pay and corporate governance changes to the extent appropriate to keep our executive compensation program aligned with best practices in our competitive market and the Company’s particular circumstances, keeping shareholder views in mind. The Compensation Committee intends to continue holding say-on-pay votes with shareholders on an annual basis, consistent with our shareholders’ recommendation.

Guiding Philosophy, Principles and Objectives of our Executive Compensation Program

Our executive compensation program philosophy aligns our executives’ interests with those of our shareholders by tying STIP and LTIP compensation to the Company’s achievement of key growth measures and strategic objectives. We are strategically intentional about attracting, motivating, and retaining talent to fulfill our Franklin Covey vision and mission, and implement our strategy. We work to achieve this objective by creating a winning culture where executives align to a performance-based compensation program.

We believe variable, performance-based compensation should constitute a significant percentage of our executives’ overall compensation opportunity. All executive base salary, STIP, and LTIP compensation is designed to be market-based. Variable STIP cash incentive pay and LTIP equity-based pay are linked to, and designed to reward the achievement of specific performance targets.

The philosophy and objectives of our executive compensation program are reflected in the compensation principles listed below, which guide the Compensation Committee in its oversight of our compensation practices and plans. The specific objectives of our executive compensation program are to reward achievement of our strategic and annual business plans and to link a major portion of pay directly to performance. The key principles that guide the Compensation Committee are that the Company’s executive compensation program should:

•Reflect Performance: We establish multi-year objectives for the Company relating to both growth and the achievement of key strategic objectives to align compensation with performance over both the short and long term. Annual performance targets are established in the context of these multi-year objectives, and for fiscal 2024 consisted primarily of goals for growth in new business, Qualified Adjusted EBITDA, and deferred subscription revenue. NEO performance pay levels for the year are generally determined by assessing the Company’s level of achievement compared to these objectives. Since our NEOs are responsible for our overall performance against these objectives, their compensation can vary significantly from year to year.

•Encourage Long-Term Company-Wide Focus: We believe that compensation should encourage and reward both the achievement of annual objectives and longer-term, Company-wide performance improvement. We use a service-based and performance-based award program to focus NEO efforts on long-term growth in shareholder value. Paying a significant portion of variable compensation to our NEOs in the form of equity-based compensation that vests over a period of time, based on performance, also encourages a long-term, Company-wide focus. Value is realized through delivering results today, but in a way that builds the foundation for delivering even stronger results in the future. We believe that this practice will lead to our NEOs having a considerable investment in our shares over time. This

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investment in turn advances both a culture of teamwork and partnership and encourages a stewardship mentality for the Company among our key leaders.

•Attract and Retain Talent: We understand the importance of hiring and retaining the best people. Retention of talented associates is critical to successfully executing our business strategy. We seek to be what we refer to internally as “the workplace of choice for achievers with heart.” Successful execution of our business strategy requires that our management team be in place, engaged, and focusing their best energy and talents on achieving our business goals and strategies. For us, compensation is not just an overhead expense; it is a key component of the investments we make and the costs we incur to generate our revenues. In determining the compensation of our NEOs and in reviewing the effectiveness of our compensation program for attracting and retaining talent, the Compensation Committee generally considers the competitive market for talent. We believe that our compensation programs enable us to attract and retain talented people and incentivize them to perform, drive results, and achieve our objectives. We are pleased that, even in the context of the very demanding results they must achieve, our executive officers have an average tenure of over 20 years with our Company (ranging from two to 38 years).

In addition to aligning our compensation programs with the achievement of objectives that drive shareholder value, the Compensation Committee also considers the consistency of our compensation programs and works to ensure that our variable compensation does not encourage imprudent risk-taking. We have determined that our approach to the compensation process addresses the need to balance prudence with performance through a combination of:

•Controls on the allocation and overall management of risk-taking;

•Comprehensive profit and loss and other management information, that provides ongoing performance feedback;

•Rigorous, multi-party performance assessments and compensation decisions; and

•A competitive, global compensation structure on pace to align with industry best practice standards, ensuring our associate’s compensation is in direct proportion to the revenue and profit contribution generated.

A balance of risk and reward is important for our compensation framework. We work to create a cadence of accountability within our organization through continuous evaluation and measurement of performance compared to what we refer to internally as our “Wildly Important Goals” of achieving profitable growth, meeting strategic objectives, and building a winning culture. Our executive team is involved in identifying relevant risks and performance metrics for our business. Based on the considerations discussed above, in connection with its compensation decisions for fiscal 2024, our Compensation Committee concluded that our Company’s compensation program and policies are structured such that they do not encourage imprudent risk-taking, and that there are no risks arising from such programs and policies that are reasonably likely to have a material adverse effect on the Company.

Analysis of Fiscal 2024 Compensation Decisions and Actions

Fiscal 2024 Executive Compensation Determination Process

The Compensation Committee determined the form and amount of fixed compensation and established specific performance metrics for determining year-end variable compensation to be awarded to our NEOs for fiscal 2024 considering: (1) our financial performance over the prior year and past several years, and expectations for fiscal 2024; (2) the individual and collective performance of our NEOs relative to the achievement of metric-based strategic objectives related to growth in key areas; and (3) compensation in connection with our goal of attracting and retaining the best talent. In particular, the Compensation Committee reviewed at a general level the following financial metrics and related growth rates in connection with making its key compensation decisions:

•Revenue;

•Adjusted EBITDA and operating income;

•Multi-year changes in operating income, Adjusted EBITDA, and specific revenue targets;

•Achieving high rates of revenue retention for subscription-based revenue; and

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•Overall performance.

Management Input Regarding Compensation Decisions: Our Compensation Committee meets in executive session to discuss the performance of our CEO and each of the other NEOs. Our CEO submitted year-end variable compensation calculations (certified by our CFO) and recommendations to the Committee for our other executives, including the NEOs. These calculations and recommendations precisely followed the payout guidelines established for incentive compensation relating to financial performance.

General Market Assessment: Our Compensation Committee evaluates our NEO compensation program at a high level against market practices. In fiscal 2024, the Compensation Committee asked Mercer, the Committee’s compensation consultant, to assess our NEO compensation program, identify considerations that could inform compensation decisions, and advise as to current market practices, trends, and plan designs. Mercer reviewed data from its own research and databases and used this information primarily as supplemental data to assist the Compensation Committee in understanding current market practices related to executive compensation. Mercer has advised us that our compensation program (1) contains features that reinforce significant alignment with shareholders and a long-term focus, (2) blends subjective assessment and policies in a way that addresses known and perceived risks at levels consistent with market compensation for similar-sized and comparable professional services and content companies, and (3) has been aligned with corporate performance.

As required under the NYSE rules, the Compensation Committee has confirmed Mercer’s independence, and assessed all relevant factors, including those required by the SEC that could give rise to a potential conflict of interest during fiscal 2024. The Compensation Committee did not identify any conflicts of interest raised by the work performed by Mercer.

In making pay decisions for fiscal 2024, the Compensation Committee considered how executive compensation should drive desired performance toward our business objectives. The Compensation Committee also considered the specific business opportunities and challenges facing the Company compared to those of our competitors and similar-sized companies. The Compensation Committee discussed and reviewed benchmark elements of compensation when making its fiscal 2024 executive compensation decisions, resulting in executive compensation adjustments aligned to industry standards. Finally, the Compensation Committee generally considered the past performance of our NEOs, including performance against previous individual and corporate objectives, expected contribution to future corporate objectives and whether the NEOs’ performance was achieved consistent with our governing values. The Compensation Committee finalized decisions regarding the appropriate compensation level for each NEO based on these additional inputs.

The following peer group was used for fiscal 2024. These companies were selected based on size, industry, and types of professional services offered, and remained the same as the peer group used in fiscal 2023. Annual revenues for the peer group, which is one of the factors considered in selecting the peers, range from approximately $100 million to $1.0 billion. The data for this peer group was regressed due to the overall revenue of the peer group, to be more comparable with our revenue. With our fiscal 2024 revenues totaling $287.2 million, we believe with the previously stated regression, this peer group is appropriate for comparative purposes. This peer group is one of many tools used by the Compensation Committee for assessing executive compensation and was comprised of the following companies for fiscal 2024:

•Computer Task Group, Inc.

•CRA International, Inc.

•Exponent, Inc.

•Forrester Research, Inc.

•The Hackett Group, Inc.

•HealthStream, Inc.

•Heidrick & Struggles International, Inc.

•Huron Consulting Group, Inc.

•Information Services Group, Inc.

•Mastech Digital, Inc.

•RCM Technologies, Inc.

•Resources Connection, Inc.

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•Willdan Group, Inc.

The CEO’s base pay was discussed by the Compensation Committee. The Compensation Committee provided insights based on peer group data, and various metrics, resulting in adjustments to our CEO’s base pay and overall compensation level.

Decisions on Key Elements of Fiscal 2024 Executive Compensation

Total Compensation: In addition to the specific elements of compensation discussed below, we establish annual targets for the total compensation provided to our NEOs. Based on the key factors described above, along with our expected growth, the Compensation Committee established fiscal 2024 total compensation targets of $2.8 million for our CEO and $1.2 million, on average, for our other NEOs, assuming achievement of targeted results under our STIP and LTIP.

Total Compensation Mix: The following charts identify the fiscal 2024 target compensation mix for our CEO and average mix for our other NEOs.

2024 Target Compensation Mix (CEO)	2024 Average Target Compensation Mix (Other NEOs)

Base Salaries

Franklin Covey pays a base salary to each of our NEOs to provide a base level of fixed income for services rendered. The Compensation Committee annually reviews base salary market data and if appropriate, will adjust base salaries to remain at competitive levels. The Committee continues to emphasize performance-based variable pay as the primary means by which NEOs may increase their total compensation absent increases in responsibilities. Based on a compensation plan made by the Compensation Committee for Mr. Walker when he became CEO, Mr. Walker’s annual base salary was increased from $575,000 to $650,000 effective October 2023. The Compensation Committee increased the base salaries for other NEOs because their salaries were determined not to be competitively positioned. For specific information about the NEOs’ base salaries for fiscal 2024, see the “Salary” column in the “Fiscal 2024 Summary Compensation Table” below.

Annual Performance-Based Variable Pay

Fiscal 2024 Performance-Based Cash Variable Pay Plan: The Company provides annual performance-based cash incentive opportunities to link our NEOs’ interests to specific financial and strategic goals established by the Compensation Committee. In fiscal 2024, this STIP for our NEOs included two components for the payout calculation: (1) annual financial performance objectives (70% of payout) and (2) metric-based executive team performance objectives (30% of payout). Effective December 2023, Mr. Walker’s target STIP payout opportunity was increased to $585,000

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based on a compensation plan approved by the Compensation Committee. The target STIP payout opportunities at 100% for our NEOs, determined by the Compensation Committee based on the considerations described above, were: $585,000 for Mr. Walker; $289,866 for Mr. Young; $250,000 for Ms. Colosimo; $220,000 for Mr. Covey and $221,000 for Ms. Dom. The STIP reinforces our strong pay-for-performance philosophy and rewards the achievement of specific business and financial goals during the fiscal year. STIP opportunities can range from 0% to 200% of target based on performance.

Financial Performance Component (70%): The threshold necessary for NEOs to earn 100% of the financial performance component of their target STIP payout in fiscal 2024 was an increase in Qualified Adjusted EBITDA to $53.3 million, compared with the $45.0 million goal in the previous fiscal year. Qualified Adjusted EBITDA is calculated as reported Adjusted EBITDA, adjusted for the impact of foreign exchange and potentially other items.

The Company uses Qualified Adjusted EBITDA in its analysis and decision-making because it provides information that facilitates consistent internal comparisons to the historical operating performance of prior periods, and we believe the measure provides greater transparency to evaluate operational activities and financial results. Qualified Adjusted EBITDA is also the primary measure by which internal business segment performance is evaluated and is regularly communicated to our analysts. Qualified Adjusted EBITDA is a non-GAAP financial measure we believe is useful in evaluating our business. Refer to the table in Appendix A for the reconciliation of Adjusted EBITDA to consolidated net income, a comparable GAAP financial measure.

In fiscal 2024, Qualified Adjusted EBITDA was $56.0 million, which did not exceed the $57.0 million maximum threshold, and was 17% higher than the $49.5 million of Qualified Adjusted EBITDA achieved in fiscal 2023. This performance resulted in a payout of 71% of the maximum financial performance component.

The following table shows the potential payouts to our NEOs based on the degree of attainment of fiscal 2024 STIP Qualified Adjusted EBITDA objectives (and assuming metric-based executive team performance objectives were achieved). Pro-rata calculations are on a straight-line basis between the performance levels.

Potential payouts for fiscal 2024 STIP Qualified Adjusted EBITDA objectives (70%)
Qualified Adjusted EBITDA less than $48.0 million and not meeting performance objectives	If Qualified Adjusted EBITDA as calculated was > $48.0 million and < $53.3 million and meeting performance objectives	Targeted Qualified Adjusted EBITDA of $53.3 million and meeting performance objectives	If Qualified Adjusted EBITDA (including STIP expense) was > $53.3 million and < $56.0 million and meeting performance objectives	Targeted Qualified Adjusted EBITDA of $56.0 million and meeting performance objectives	If Qualified Adjusted EBITDA (including STIP expense) was > $56.0 million and < $57.0 million and meeting performance objectives	Qualified Adjusted EBITDA (including STIP expense) equal to or greater than $57.0 million and meeting performance objectives
0%	Pro-rata calculation	100%	Pro-rata calculation	150%	Pro-rata calculation	200%

Performance Objectives Component (30%): The performance objectives component of the STIP represents 30% of the STIP award. Goals under this component are objectives with specific measures related to the transition to a subscription-based business model as well as recurring All Access Pass revenue. Each key strategic goal is individually weighted based on difficulty and on the effort required to achieve the goal, with each goal weighted 33% of this portion of the STIP award opportunity. We believe that the goals established for each NEO were “stretch” goals tied to over-achieving compared to our annual plan in support of the Company’s long-term strategy of building its subscription business. Each goal was typically linked to what we refer to internally and was previously mentioned as our “Wildly Important Goals” which are cascaded throughout the Company, and progress toward each of these goals was tracked regularly. As a point of context as to the rigor of these non-disclosed goals, in recent years, we have achieved various levels of payout under this 30% component: 43% achievement in fiscal 2023; 95% achievement in fiscal 2022; 100% achievement in fiscal 2021; 48% achievement in fiscal 2020; 84% achievement in fiscal 2019; and 100% achievement in fiscal 2018. Based on performance against these objectives, and the performance of the Company’s subscription business, NEOs were paid 36% of the performance objectives component in fiscal 2024.

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The Qualified Adjusted EBITDA portion of the payout combined with the achievement of 36% of the 30% performance objective component resulted in a total payout of 131% of STIP for fiscal 2024. These payouts are reflected in the “Fiscal 2024 Summary Compensation Table” found in this document under the heading “Non-Equity Incentive Plan Compensation.” For more information about the NEOs’ award opportunities under the STIP for fiscal 2024, refer to the “Fiscal 2024 Grants of Plan-Based Awards” table below. No other annual variable cash compensation awards were earned by the NEOs during fiscal 2024.

Equity Compensation

We believe that granting long-term equity awards over the years has created a strong alignment of interests between NEOs and shareholders, as reflected in our strong financial performance from fiscal 2010 through fiscal 2024. The same program and philosophy were reflected in our use of LTIP equity-based awards in fiscal 2024.

Fiscal 2024 LTIP – Service-Based and Performance-Based Equity Grants: A significant portion of our NEOs’ total targeted compensation for fiscal 2024 was provided in the form of performance-based stock awards that vest upon the achievement of key financial objectives included in our longer-term financial plan over a period of years. If the minimum threshold performance target is not achieved within the allotted time frame, then the performance-based award tranche is forfeited, and no shares are awarded to participants. A smaller portion of our NEOs’ total targeted compensation for fiscal 2024 was provided in the form of service-based stock awards that vest upon the completion of three years of service.

During fiscal 2024, the Compensation Committee granted performance-based and service-based equity awards to our NEOs. Shares may be earned under the fiscal 2024 LTIP award following the completion of a three-year measurement/service period, which ends on August 31, 2026, as described below:

(1)Performance-Based Award – 75% percent of the fiscal 2024 LTIP award is based on Qualified Adjusted EBITDA performance, as defined earlier. We believe that Qualified Adjusted EBITDA is one of the most important measures of our financial results and is important in both the short- and long-term. Therefore, this measure is used in both our STIP and LTIP award plans. The Compensation Committee sets the Qualified Adjusted EBITDA award thresholds at levels which are expected to peak in the final year of the award measurement period. Qualified Adjusted EBITDA for purposes of the fiscal 2024 LTIP is based on the highest level of Qualified Adjusted EBITDA achieved for any rolling four-quarter period during the three-year measurement period ending August 31, 2026; and

(2)Service-Based Award – 25% of the fiscal 2024 LTIP award vests after three years of service, which is expected to vest, if at all, on August 31, 2026.

Consistent with prior years, the performance-based LTIP tranche has a 50% minimum performance threshold, a 100% expected (or target) threshold, and a 200% maximum limit threshold. The number of shares awarded in settlement of the performance-based tranche is a straight-line pro-rata calculation between the 50% minimum threshold and the 100% target, and a different straight-line pro-rata calculation between the 100% target and the 200% maximum threshold. Since the vesting of the performance-based LTIP award tranche has a measurement period of three years, as of August 31, 2024, the fiscal 2024 performance-based LTIP award remained unvested. The performance targets for the fiscal 2024 LTIP award (and the corresponding payout levels for achieving the targets) are as follows:

Qualified Adjusted EBITDA Performance Measures

•$57.0 million (50% of target – minimum threshold);

•$67.0 million (100% of target); and

•$77.0 million (200% of target – maximum threshold).

We believe that our LTIP equity-based program aligns a significant portion of our executive compensation with improving performance, which increases intrinsic value to our shareholders. For further information regarding our specific LTIP awards and other share-based compensation instruments (including applicable performance achievement), please refer to the notes to our financial statements found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2024 as previously filed with the SEC, and the footnotes to the “Outstanding Equity Awards at Fiscal 2024

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Year-End” table that are provided below. For more information about the NEOs’ award opportunities under the LTIP for fiscal 2024, refer to the “Fiscal 2024 Summary Compensation Table” and the “Fiscal 2024 Grants of Plan-Based Awards” table below.

On August 31, 2024, the performance-based tranches of the fiscal 2020 LTIP award and the time-based and performance-based tranches of the fiscal 2022 LTIP award vested to the award recipients. Due to the impact of the COVID-19 pandemic and uncertainties related to the economic recovery from the pandemic, on October 2, 2020, the Compensation Committee lengthened the service period for the performance-based tranches of the fiscal 2020 LTIP award by two years. The end of the measurement period was extended from August 31, 2022 to August 31, 2024, and the Qualified Adjusted EBITDA thresholds were each increased by $2.0 million from the amounts originally approved. The award thresholds for the maximum number of shares to vest in the fiscal 2020 LTIP were $54.0 million for Qualified Adjusted EBITDA and $205.0 million for subscription and related sales. The award threshold for the maximum payout of the performance tranche of the fiscal 2022 LTIP award was $55.0 million of Qualified Adjusted EBITDA. Based on the results achieved through the end of the measurement period on August 31, 2024, the maximum number of shares for the performance-based tranches of the fiscal 2020 and fiscal 2022 LTIP awards were earned by award participants. Refer the table entitled “Fiscal 2024 Option Exercises and Stock Vested” for further information on the number of shares earned by the NEOs from these two LTIP awards.

Qualified Retirement Benefits: Each of our NEOs participates in our 401(k) plan, which is our tax-qualified retirement plan available to all eligible U.S. associates. We match participant contributions dollar-for-dollar on the first 1% of salary contributed to the 401(k) plan and 50 cents on the dollar for the next 4% of salary contributed. Our match for executives is the same received by all associates who participate in the 401(k) plan. Contributions to the 401(k) plan from highly compensated employees are currently limited to a maximum of 12% of their compensation, subject to statutory limits.

Other Benefits: The Compensation Committee evaluates the market competitiveness of the executive benefit package to determine the most critical and essential benefits necessary to retain executives. Based on market information received from Mercer, the Compensation Committee determined to include executive life insurance for certain NEOs. For fiscal 2024, the Compensation Committee was provided with the estimated value of these items (which value is included in the Fiscal 2024 Summary Compensation Table below), and determined, as in prior years, that these amounts were not material in determining our NEOs’ fiscal 2024 compensation.

•Term Life Insurance: Franklin Covey provides a portable 20-year term life policy for Mr. Young. The coverage amount is about 2.5 times Mr. Young’s target annual cash compensation (base salary plus target performance-based cash variable pay).

We maintain a number of other broad-based associate benefit plans, consistent with our values, in which our NEOs participate on the same terms as other associates who meet the eligibility requirements, subject to any legal limitations on amounts that may be contributed to or benefits payable under the plans. These benefits include:

•Our high-deductible health plans and health savings accounts administered under Sections 125 and 223 of the Internal Revenue Code of 1986, as amended (the Code); and

•Our Employee Stock Purchase Plan implemented and administered under Section 423 of the Code.

Severance Policy: We have implemented a severance policy to establish, in advance, the appropriate treatment for terminated NEOs and to help ensure market competitiveness. The severance policy uses the same benefit formula for our NEOs as it uses for all our associates. We do not “gross-up” severance payments to compensate for taxes. For more information about the terms of this severance policy, see the section below entitled “Executive Compensation – Potential Payments Upon Termination or Change-in-Control.”

Employment Agreements and Change-in-Control Severance Agreements: We do not have employment agreements with any of our NEOs, but we are a party to change-in-control severance agreements with each of our NEOs. However, consistent with our conservative approach, the severance amount is only one times the executive’s total targeted annual cash compensation without any excise tax gross-ups and potential acceleration of all the NEOs’ outstanding equity awards. For more information about the terms of these change-in-control severance agreements, see the section below entitled “Executive Compensation – Potential Payments Upon Termination or Change-in-Control.”

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EXECUTIVE COMPENSATION

The Fiscal 2024 Summary Compensation Table below sets forth compensation information for our NEOs relating to fiscal 2024, fiscal 2023, and fiscal 2022, as applicable.

Under SEC rules, the 2024 Summary Compensation Table is required to include for a particular year only those equity-based awards granted during that year, rather than awards granted after our fiscal year end, even if the equity-based award was granted for services in that year. By contrast, SEC rules require disclosure of cash compensation to be included for the year earned, even if payment is made after year-end.

Fiscal 2024 Summary Compensation Table

					Non-Equity
				Stock	Incentive Plan	All Other
Name and		Salary	Bonus	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)
Paul S. Walker	2024	632,692	-	1,625,073	765,648	19,635	3,043,048
President and CEO	2023	546,154	-	1,304,459	845,107	17,527	2,713,247
	2022	497,115	-	853,235	744,375	21,281	2,116,006

Stephen D. Young	2024	378,068	-	400,047	379,377	19,841	1,177,333
CFO	2023	350,000	-	350,052	431,740	17,869	1,149,661
	2022	350,000	-	398,220	466,475	22,670	1,237,365

Jennifer C. Colosimo	2024	375,000	-	250,055	326,450	19,535	971,040
President - Enterprise	2023	375,000	-	250,147	455,263	16,850	1,097,260
Division	2022	375,000	-	227,555	496,250	19,453	1,118,258

M. Sean Covey	2024	330,000	-	220,040	289,784	106,039	945,863
President - Education	2023	330,000	-	220,005	424,292	127,549	1,101,846
Division	2022	327,692	-	250,309	436,700	141,274	1,155,975

Colleen Dom	2024	323,077	-	200,044	287,936	20,124	831,181
Executive Vice-President
of Operations

Salary: The amounts reported in the “Salary” column represent base salaries earned in cash to each NEO for the fiscal year indicated.

Stock Awards: The amounts reported in the “Stock Awards” column for fiscal 2024 represent the aggregate grant date fair value (computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718), based on the probable outcome of any applicable performance criteria, excluding the effect of estimated forfeitures, for the stock awards granted to NEOs as LTIP awards during fiscal 2024. The probable outcome of the awards granted during fiscal 2024 with performance conditions were based on the Company meeting the 100% target for the financial performance condition. Assuming the maximum performance level is achieved, the value of each LTIP award in this column would be as follows: Mr. Walker, $2,843,750; Mr. Young, $700,000; Ms. Colosimo, $437,500; Mr. Covey, $385,000; and Ms. Dom, $350,000 (for further information regarding these stock awards and the assumptions made in their valuation, refer to Note 12, Stock-Based Compensation Plans, in our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year that ended on August 31, 2024).

Non-Equity Incentive Plan Compensation: The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the cash amounts earned to each NEO under the STIP for the fiscal year indicated. Payments are based on achieving strategic objectives established annually and meeting annual financial targets.

All Other Compensation: The amounts reported for fiscal 2024 in the “All Other Compensation” column are set forth in the “Fiscal 2024 All Other Compensation Table” below.

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Fiscal 2024 All Other Compensation Table

		Company
		Contributions	Executive Life	Executive
		to 401(k)	Insurance	Disability
		Plan(a)	Premiums(b)	Premiums	Other(c)		Total
Name	Year	($)	($)	($)	($)		($)
Mr. Walker	2024	10,000	-	-	9,635		19,635
Mr. Young	2024	5,797	4,409	-	9,635		19,841
Ms. Colosimo	2024	9,900	-	-	9,635		19,535
Mr. Covey	2024	8,335	-	-	97,704	(d)	106,039
Ms. Dom	2024	10,489	-	-	9,635		20,124

(a)We match dollar-for-dollar the first 1% of salary contributed to the 401(k) plan and 50 cents on the dollar of the next 4% of salary contributed. Our match for executives is the same match received by all associates who participate in the 401(k) plan.

(b)We maintain an executive life insurance policy for our CFO with a face value of about 2.5 times his annual cash compensation. The amount shown is the annual premium paid for the supplemental executive life insurance policy.

(c)Amounts are for costs associated with executives’ attendance at Franklin Covey’s Chairman’s Club Trip, honoring sales and delivery associates who exceeded their annual goals.

(d)For Mr. Covey, this amount includes $88,069 of royalties earned during fiscal 2024 from books he authored that are used in our training and education businesses.

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Fiscal 2024 Grants of Plan-Based Awards

The following table sets forth the plan-based equity and cash awards that were granted to our NEOs during fiscal 2024. We granted the following types of awards in fiscal 2024: annual incentive-based cash awards (STIP); LTIP equity awards in the form of performance-based awards; and LTIP equity awards in the form of service-based awards.

		Estimated Future Payouts						All Other	Grant Date
		Under Non-Equity Incentive			Estimated Future Payouts Under			Stock Awards:	Fair Value
		Plan Awards			Equity Incentive Plan Awards			Number of	of Stock and
								Shares or	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock Units	Awards(d)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Mr. Walker
STIP(a)	10/6/23	-	585,000	1,170,000	-	-	-	-	-
LTIP shares(b)	10/6/23	-	-	-	14,842	29,683	59,365	-	1,218,784
LTIP shares(c)	10/6/23	-	-	-	-	-	-	9,895	406,289

Mr. Young
STIP(a)	10/6/23	-	289,866	579,732	-	-	-	-	-
LTIP shares(b)	10/6/23	-	-	-	3,654	7,307	14,613	-	300,025
LTIP shares(c)	10/6/23	-	-	-	-	-	-	2,436	100,022

Ms. Colosimo
STIP(a)	10/6/23	-	250,000	500,000	-	-	-	-	-
LTIP shares(b)	10/6/23	-	-	-	2,284	4,567	9,133	-	187,521
LTIP shares(c)	10/6/23	-	-	-	-	-	-	1,523	62,534

Mr. Covey
STIP(a)	10/6/23	-	220,000	440,000	-	-	-	-	-
LTIP shares(b)	10/6/23	-	-	-	2,010	4,019	8,038	-	165,020
LTIP shares(c)	10/6/23	-	-	-	-	-	-	1,340	55,020

Ms. Dom
STIP(a)	10/6/23	-	221,000	442,000	-	-	-	-	-
LTIP shares(b)	10/6/23	-	-	-	1,827	3,654	7,307	-	150,033
LTIP shares(c)	10/6/23	-	-	-	-	-	-	1,218	50,011

(a)These amounts relate to the STIP cash awards for the annual performance period ended August 31, 2024. The actual payouts made to the NEOs for this program are shown in the “Non-Equity Incentive Plan Compensation” column of the “Fiscal 2024 Summary Compensation Table” above.

(b)These amounts relate to the LTIP equity awards granted to the NEOs under the Franklin Covey Co. 2022 Omnibus Incentive Plan in the form of performance-based awards, which vest based on the highest rolling four-quarter levels of Qualified Adjusted EBITDA achieved during the measurement period, which ends on August 31, 2026.

(c)These amounts relate to the LTIP equity awards granted to the NEOs in the form of service-based awards, which are expected to vest on August 31, 2026.

(d)The amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column for fiscal 2024 represent the aggregate grant date fair values (computed in accordance with ASC Topic 718), based on the probable outcome of any applicable performance conditions, excluding the effect of estimated forfeitures, for the awards granted to NEOs as LTIP awards. For the performance-based awards, the fair value on the grant date was based on the assumption that the target award would most likely vest to participants.

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Outstanding Equity Awards at Fiscal 2024 Year-End

The following equity awards granted to our NEOs were outstanding as of August 31, 2024.

		Option Awards			Other Stock Awards
								Equity Incentive
							Equity Incentive	Plan Awards:
							Plan Awards:	Market or
		Number of			Number of	Market Value	Number of	Payout Value of
		Securities			Shares or Units	of Shares or	Unearned Shares,	Unearned Shares,
		Underlying	Option		of Stock That	Units of Stock	Units, or Other	Units, or Other
		Unexercised	Exercise	Option	Have Not	That Have Not	Rights That Have	Rights That Have
	Grant	Options (#)	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Date	Exerciseable	($)	Date	(#)	($)(e)	(#)	($)(e)
Mr. Walker	10/6/23(a)	-	-	-	-	-	59,365	2,390,035
	10/6/23(b)	-	-	-	9,895	398,373	-	-
	12/9/22(c)	-	-	-	-	-	17,398	700,443
	12/9/22(d)	-	-	-	2,900	116,754	-	-
	10/14/22(c)	-	-	-	-	-	23,911	962,657
	10/14/22(d)	-	-	-	3,986	160,476	-	-

Mr. Young	10/6/23(a)	-	-	-	-	-	14,613	588,319
	10/6/23(b)	-	-	-	2,436	98,073	-	-
	10/14/22(c)	-	-	-	-	-	11,159	449,261
	10/14/22(d)	-	-	-	1,860	74,884	-	-

Ms. Colosimo	10/6/23(a)	-	-	-	-	-	9,133	367,695
	10/6/23(b)	-	-	-	1,523	61,316	-	-
	10/14/22(c)	-	-	-	-	-	7,875	317,048
	10/14/22(d)	-	-	-	1,438	57,894	-	-

Mr. Covey	10/6/23(a)	-	-	-	-	-	8,038	323,610
	10/6/23(b)	-	-	-	1,340	53,948	-	-
	10/14/22(c)	-	-	-	-	-	7,014	282,384
	10/14/22(d)	-	-	-	1,169	47,064	-	-

Ms. Dom	10/6/23(a)	-	-	-	-	-	7,307	294,180
	10/6/23(b)	-	-	-	1,218	49,037	-	-
	10/14/22(c)	-	-	-	-	-	6,377	256,738
	10/14/22(d)	-	-	-	1,063	42,796	-	-

(a)These awards are LTIP awards granted in the form of performance-based awards in fiscal 2024. Amounts in this table with respect to the fiscal 2024 grant reflect an estimated payout of shares based on the maximum level of achievement with respect to the applicable performance metrics. The vesting requirements and general terms of these awards are described in the preceding Compensation Discussion and Analysis and the number of shares that eventually vest may differ from the maximum number of shares shown in the table.

(b)These awards are LTIP awards granted in the form of time-based, or service-based, awards in fiscal 2024, which are expected to vest on August 31, 2026. The vesting conditions and general terms for this award are described in the preceding Compensation Discussion and Analysis.

(c)These awards are LTIP awards granted in the form of performance-based awards in fiscal 2023. Amounts in this table with respect to the fiscal 2023 grant reflect an estimated payout of shares based on the maximum level of achievement with respect to the applicable performance metrics. The minimum threshold, target, and maximum award levels for this award are $48.0 million, $57.0 million, and $67.0 million, respectively. The actual number of shares that eventually vest may be different than the maximum number of shares shown above.

(d)These awards are LTIP awards granted in the form of time-based, or service-based, awards in fiscal 2023, which are expected to vest on August 31, 2025.

(e)Values were determined by multiplying the target number of performance awards, or the number of service-based awards, by the closing price per share of the Company’s Common Stock on the NYSE on August 31, 2024 of $40.26.

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Fiscal 2024 Option Exercises and Stock Vested

	Option Awards		Other Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)(a)	($)(b)
Mr. Walker	-	-	49,870	2,007,766
Mr. Young	-	-	29,643	1,193,427
Ms. Colosimo	-	-	14,839	597,418
Mr. Covey	-	-	17,793	716,346
Ms. Dom	-	-	16,939	681,964

(a)On August 31, 2024 the performance-based tranches of the fiscal 2020 LTIP award and the time-based tranche and performance-based tranche of the fiscal 2022 LTIP award vested to the award recipients. The performance-based tranches of the fiscal 2020 LTIP and fiscal 2022 LTIP awards vested at the maximum level provided for by the award.

(b)The value realized was determined by multiplying the number of shares acquired upon vesting from the 2020 and 2022 LTIP awards by $40.26, which was the closing share price of the Company’s Common Stock on August 31, 2024.

Potential Payments Upon Termination or Change-in-Control

Severance Benefits Upon Termination Without Cause

Our NEOs are subject to the same general (non-change-in-control) severance policies as all Franklin Covey associates. Under our severance policy, Company associates, including each of the NEOs, who are terminated involuntarily by the Company without cause receive a lump-sum payment equal to one week’s salary for every $10,000 of their annual total targeted cash compensation. Additionally, we pay COBRA medical and dental premiums for the term of the severance period up to 18 months, as stipulated by COBRA regulations. As a condition of receipt of severance benefits, the NEO must agree to abide by specific non-compete, non-solicitation, and confidentiality requirements. The target total severance payment equals the target annual cash compensation plus target COBRA premiums for the severance period. The amounts below assume that each NEO experienced a qualifying termination of employment on August 31, 2024 (the last business day of fiscal 2024).

Estimated Severance Amounts as of August 31, 2024

						Target
						Severance
		Target Total			Target	Compensation	Target
		Severance	Base	Target	Annual Cash	(Excluding	COBRA
		Payment	Salary	Annual STIP	Compensation	COBRA)	Premiums
Name	Year	($)	($)	($)	($)	($)	($)
Mr. Walker	2024	2,972,748	650,000	585,000	1,235,000	2,933,125	39,623
Mr. Young	2024	905,206	386,488	289,866	676,354	879,720	25,486
Ms. Colosimo	2024	774,753	375,000	250,000	625,000	751,202	23,551
Mr. Covey	2024	611,998	330,000	220,000	550,000	581,731	30,268
Ms. Dom	2024	604,610	330,000	221,000	551,000	583,848	20,762

Change-in-Control Severance Benefit

The Company has entered into a change-in-control severance agreement with each NEO. Under the terms of the agreements, upon the occurrence of a change-in-control and a qualifying termination, each NEO is entitled to a lump-sum severance payment equal to one times their current annual total targeted cash compensation, plus reimbursement of

2024 Proxy Statement | 37

premiums to secure medical benefit continuation coverage for a period of one year. The target total severance payment equals the target annual cash compensation plus target COBRA premiums for the severance period. There are no excise tax gross-ups provided under the agreements. In addition, the agreements provide that each NEO is eligible to have immediately vested all awards granted to the NEO that have not yet vested in accordance with their terms in connection with a change-in-control and a qualifying termination.

Change in Control is defined pursuant to the severance agreements as:

•An acquisition by any person of 25% or more of the combined voting power of our outstanding securities, other than a transaction approved by the Board;

•A majority change in the incumbent directors of the Board;

•The consummation of a merger or consolidation in which our shareholders do not own, immediately thereafter, more than 50% or more of the combined voting power of the surviving entity; or

•The complete liquidation or dissolution of the Company or the sale of substantially all of the Company’s assets.

Pursuant to the severance agreements, a qualifying termination means the termination of such NEO during the Protection Period without Just Cause or the participant terminates employment for good reason. The Protection Period is defined as the 18 months following a Change in Control.

Just Cause is defined as (i) the individual participates in dishonesty, fraud, misrepresentation, embezzlement, or deliberate injury or attempted injury; (ii) commits any unlawful or criminal activity of a serious nature; (iii) commits any intentional and deliberate material breach of a duty; or (iv) materially breaches any confidentiality or noncompete agreement.

Good Reason is defined as (i) a substantial diminution or change to job responsibilities, (ii) a failure to receive substantially equal compensation and benefits, or (iii) changing the participant’s principal place of work by more than 50 miles, (iv) the failure to comply with any deferred compensation or other policy resulting in the establishment of trusts, or (v) the failure to assume the obligations of the severance agreements, in each case unless remediated by the Company.

The NEOs may also be eligible for acceleration of unvested equity awards pursuant to the Company’s incentive plans in connection with a Change in Control, which is substantially similar to the severance agreements other than that the acquisition of 30% or more of combined voting power rather than 25% is required to trigger a Change in Control under the Company’s incentive plans. Any NEO would need to experience a material adverse event in connection with such change in control (e.g., termination without cause, resignation for good reason, death, or disability), unless the Compensation Committee waives the limitation.

The amounts below assume that each NEO incurred a qualifying termination of employment on August 31, 2024.

Estimated Change-in-Control Severance Amounts as of August 31, 2024

		Target Total			Target	Target
		Severance	Base	Target	Annual Cash	COBRA
		Payment	Salary	Annual STIP	Compensation	Premiums
Name	Year	($)	($)	($)	($)	($)
Mr. Walker	2024	1,263,617	650,000	585,000	1,235,000	28,617
Mr. Young	2024	695,948	386,488	289,866	676,354	19,594
Ms. Colosimo	2024	644,594	375,000	250,000	625,000	19,594
Mr. Covey	2024	578,617	330,000	220,000	550,000	28,617
Ms. Dom	2024	570,594	330,000	221,000	551,000	19,594

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Compensation Committee Report

Our Compensation Committee reviewed the Compensation Discussion and Analysis (CD&A), as prepared by management of Franklin Covey, and discussed the CD&A with management of Franklin Covey. Based on the Committee’s review and discussions, the Committee recommended to the Board that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2024.

Compensation Committee:

Nancy Phillips, Chair

Anne H. Chow

Craig Cuffie

Chief Executive Officer Pay Ratio Disclosure

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires the Company to disclose the ratio of the CEO’s annual total compensation (under the Summary Compensation Table definition) to that of the Company’s median employee (excluding the CEO) using the same methodology. To determine the median employee, we prepared a list of our employee population as of June 30, 2024. We included the global employee population (approximately 1,110 employees), whether employed on a full-time, part-time, temporary, or seasonal basis. We established a consistently applied compensation measure consisting of total cash paid from July 1, 2023, through June 30, 2024. We annualized compensation for employees hired during that time. Non-U.S. employee compensation was converted to U.S. dollars based on applicable exchange rates as of June 30, 2024.

•Pay Ratio Calculation – Our CEO’s annual total compensation for fiscal 2024, as disclosed in the Summary Compensation Table, is $3,043,048. The annual total compensation for our median employee is $93,656. The ratio between the CEO’s and median employee’s annual total compensation as of August 31, 2024, is approximately 32:1.

We believe that the CEO pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. Given the rule’s flexibility, the method the Company used to determine the median employee may be different from its peers, so other companies’ CEO pay ratios may not be comparable.

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PAY VERSUS PERFORMANCE

Franklin Covey Co. Disclosure for the Fiscal Year Ended August 31, 2024

Pay Versus Performance Table

The following table sets forth information concerning: (1) the compensation of our Chief Executive Officers (Mr. Whitman in 2021 and Mr. Walker in 2022, 2023, and 2024) and the average compensation for our other Named Executive Officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended August 31, 2021, 2022, 2023 and 2024 and (2) our cumulative total shareholder return (“TSR”), the cumulative TSR of our selected peer group (“S&P 600 Commercial & Professional Services Index TSR”), Net Income and Qualified Adjusted EBITDA over such years in accordance with SEC rules for each such fiscal year:

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

							Value of Initial Fixed $100
							Investment Based on:
								S&P 600
					Average	Average		Commercial &
					Summary	Compensation		Professional
	Summary	Summary	Compensation	Compensation	Compensation	Actually		Services Index
	Compensation	Compensation	Actually	Actually	Table Total for	Paid to	Total	Total
	Table Total for	Table Total for	Paid to	Paid to	Non-CEO	Non-CEO	Shareholder	Shareholder	Net	Adjusted
	Mr. Whitman	Mr. Walker	Mr. Whitman	Mr. Walker	NEOs	NEOs	Return	Return	Income	EBITDA
Year	($)	($)	($)(1)	($)(1)	($)(1)	($)(1)(2)	($)	($)(3)	($000)	($000)(4)
2024	-	3,043,048	-	2,190,612	981,354	791,382	203.95	145.88	23,402	55,273
2023	-	2,713,247	-	2,922,337	1,237,806	900,191	216.16	119.32	17,781	48,066
2022	-	2,116,006	-	3,128,299	1,334,483	2,150,488	240.98	118.56	18,430	42,197
2021	2,954,251	-	15,489,154	-	1,140,890	4,072,481	220.21	142.48	13,623	27,958

(1)The following individuals are our Named Executive Officers for each fiscal year:

Year	CEO	Non-CEO NEOs
2024	Paul S. Walker	Stephen D. Young, M. Sean Covey, Jennifer C. Colosimo, and Colleen Dom
2023	Paul S. Walker	Stephen D. Young, Robert A. Whitman, M. Sean Covey, and Jennifer C. Colosimo
2022	Paul S. Walker	Stephen D. Young, Robert A. Whitman, M. Sean Covey, and Jennifer C. Colosimo
2021	Robert A. Whitman	Stephen D. Young, Paul S. Walker, M. Sean Covey, and Colleen Dom

(2)Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

2024 Proxy Statement | 40

	2021		2022		2023		2024
Adjustments	Mr. Whitman	Average Non-CEO NEOs	Mr. Walker	Average Non-CEO NEOs	Mr. Walker	Average Non-CEO NEOs	Mr. Walker	Average Non-CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	($1,150,000)	($293,750)	($853,235)	($503,441)	($1,304,459)	($455,075)	($1,625,073)	($267,547)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$5,433,750	$1,295,504	$1,523,239	$898,776	$2,063,393	$696,929	$1,593,410	$262,334
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$0	$0	$0	$0	$0	$0	$0	$0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$5,255,106	$1,259,291	$328,787	$407,398	($244,368)	($187,755)	($700,584)	($137,030)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$2,996,047	$670,547	$13,502	$13,273	($305,476)	($391,715)	($120,189)	($47,729)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	$0	$0	$0	$0	$0	$0	$0
TOTAL ADJUSTMENTS	$12,534,903	$2,931,591	$1,012,293	$816,005	$209,090	($337,615)	($852,436)	($189,972)

(3)TSR is cumulative for the measurement periods beginning on August 31, 2020 and ending on August 31 of each of 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The S&P 600 Commercial & Professional Services Index is the same index we use in our performance graph in the Company’s Annual Report on Form 10-K for the year ended August 31, 2024.

(4)Adjusted EBITDA is a non-GAAP financial measure. For more information on the Company’s use of this metric and a reconciliation to GAAP, see “Reconciliation of Non-GAAP Financial Measures” in Appendix A of this Proxy Statement.

2024 Proxy Statement | 41

Narrative Disclosure to Pay Versus Performance Table

Relationship between Financial Performance Measures

The line graphs below compare the compensation actually paid to our CEOs and the average of the compensation actually paid to our remaining NEOs with (i) our cumulative TSR and the S&P 600 Commercial & Professional Services Index TSR, (ii) our Net Income, and (iii) our Qualified Adjusted EBITDA, in each case, for the fiscal years ended August 31, 2021, 2022, 2023 and 2024.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid vs Total Shareholder Return

As shown in the chart below, the CEOs’ and remaining NEOs’ compensation actually paid aligned with the Company’s Total Shareholder Return. When the Company’s stock price increased significantly from the beginning of fiscal 2021 to the end of fiscal 2021, the amount of compensation actually paid was also high. This is primarily due to the Company’s use of equity awards in the LTIP, which increase in value with increases in the Company’s share price, and is consistent with shareholder experience during this time. The chart also compares the Company’s cumulative TSR and the cumulative TSR of the selected peer group and shows we outperformed the peer group during the periods presented.

Compensation Actually Paid vs Total Shareholder Return
Compensation Actually Paid
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Cumulative TSR (value of initial $100 investment)
$280
$245
$210
$175
$140
$105
$70
$35
$0
2020
2021
2022
2023
2024
Mr. Whitman
Mr. Walker
Average for Non-PEO NEOs
Franklin Covey Co.
S&P 600 Commercial & Professional Services

2024 Proxy Statement | 42

Compensation Actually Paid vs Net Income

The chart below compares the CEOs’ and other NEOs’ compensation actually paid to our net income. Due to the proportion of compensation paid to our CEOs and other NEOs under the Company’s LTIP, which uses equity-based awards, compensation actually paid correlates more closely to our share price than to net income and the Company does not generally determine compensation specifically based on a net income performance measure.

Compensation Actually Paid vs Net Income
Compensation Actually Paid
Net Income (thousands)
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$28,000
$24,500
$21,000
$17,500
$14,000
$10,500
$7,000
$3,500
$0
2021
2022
2023
2024
Mr. Whitman
Mr. Walker
Average for Non-PEO NEOs
Net Income

2024 Proxy Statement | 43

Compensation Actually Paid vs Qualified Adjusted EBITDA

The chart below compares the CEOs’ and other NEOs’ compensation actually paid to our Qualified Adjusted EBITDA. Qualified Adjusted EBITDA comprises the largest portion of the performance metrics for determining our LTIP and STIP awards. However, due to the proportion of compensation paid to our CEOs and other NEOs under the Company’s LTIP, compensation actually paid correlates more closely to our share price than to Qualified Adjusted EBITDA.

Compensation Actually Paid vs Adjusted EBITDA
Compensation Actually Paid
Adjusted EBITDA (thousands)
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$56,000
$49,000
$42,000
$35,000
$28,000
$21,000
$14,000
$7,000
$0
2021
2022
2023
2024
Mr. Whitman
Mr. Walker
Average for Non-PEO NEOs
Adjusted EBITDA

Pay Versus Performance Tabular List

The performance measures listed below represent the most important performance measures used by us to link compensation actually paid to our NEOs to performance for the fiscal year ended August 31, 2024 and are described further in our Compensation Discussion and Analysis above.

Qualified Adjusted EBITDA
All Access Pass Revenue
Strategic Measures (revenue retention, etc.)

2024 Proxy Statement | 44

OVERVIEW OF PROPOSALS

This Proxy Statement includes four proposals requiring shareholder action. Proposal No. 1 requests the election of nine directors to the Board of Directors. Proposal No. 2 requests an advisory vote on executive compensation. Proposal No. 3 requests the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending August 31, 2025. Proposal No. 4 requests approval of Amendment No. 1 to the Franklin Covey Co. 2022 Omnibus Incentive Plan to increase the number shares available to issue under the plan. Each of these proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1

Election of Directors

At the Annual Meeting, nine directors are to be elected to serve until the next annual meeting of shareholders or until their successors shall be duly elected and qualified. Our director nominees have a great diversity of experience and bring to our Board of Directors a wide variety of skills, qualifications, and viewpoints that strengthen their ability to carry out their oversight role on behalf of our shareholders. They have developed their skills and gained experience across a broad range of industries and disciplines in both established and growth markets. The biographies contained in the section of this Proxy Statement entitled, “Nominees for Election to the Board of Directors” describe the many areas of individual expertise that each director nominee brings to our Board of Directors.

Unless the shareholder indicates otherwise, each proxy will be voted in favor of the nine nominees listed below. Each of the nominees is currently serving as a director of the Company. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors.

Vote Required

The nine nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the nine directors to be elected by those shares, will be elected as directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the election of directors.

Pursuant to the Company’s bylaws, any nominee for director who receives a greater number of votes “withheld” or “against” from their election than votes “for” their election shall immediately offer to tender their resignation following certification of such shareholder vote. The Nominating Committee shall promptly consider the director’s resignation offer and make a recommendation to the Board of Directors on whether to accept or reject the offer. The Board of Directors shall act on the recommendation of the Nominating Committee and publicly disclose its decision within 90 days following certification of the shareholder vote.

Recommendation of the Board

The Board of Directors recommends that shareholders vote FOR the election of Anne H. Chow, Craig Cuffie, Donald J. McNamara, Joel C. Peterson, Nancy Phillips, Efrain Rivera, Derek C.M. van Bever, Paul S. Walker, and Robert A. Whitman.

2024 Proxy Statement | 45

PROPOSAL NO. 2

Advisory Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Company is providing its shareholders with the opportunity to cast an advisory vote on executive compensation as described below. We believe that it is appropriate to seek the views of shareholders on the design and effectiveness of our executive compensation program.

The overall goal of our executive compensation program is to attract, motivate, and retain a talented and creative team of executives who will provide leadership for our success in dynamic and competitive markets. We seek to accomplish this goal in a way that rewards performance and that is aligned with shareholders’ long-term interests. We believe that our executive compensation program, which utilizes both short-term cash awards and long-term equity awards, satisfies this goal and is strongly aligned with the long-term interest of our shareholders.

The Compensation Discussion and Analysis, as presented within this Proxy Statement, describes the Company’s executive compensation program, the decisions made by the Compensation Committee, and the relation of our compensation plans to performance during fiscal 2024 in more detail. We believe that the compensation program for the Named Executive Officers is instrumental in helping the Company achieve its financial goals. Please refer to the information contained in the Compensation Discussion and Analysis as you consider this proposal.

We are asking the shareholders to vote on the following resolution:

RESOLVED, that the shareholders hereby approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative disclosure.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers. We currently intend to include a shareholder advisory vote on our executive compensation program each year at our annual meeting of shareholders.

Vote Required

Approval of Proposal No. 2 requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

Recommendation of the Board

The Board of Directors recommends that shareholders vote FOR Proposal No. 2.

2024 Proxy Statement | 46

PROPOSAL NO. 3

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected the independent registered public accounting firm Deloitte & Touche LLP to audit our financial statements for fiscal 2025. Deloitte began serving as our independent registered public accounting firm in the third quarter of fiscal 2016. In making its selection, the Audit Committee took into account:

•Deloitte’s knowledge of the Company’s business allows it to design and enhance its audit plan by focusing on known and emerging risks, which creates efficiency and controls cost through iteration.

•Deloitte has a global footprint and the expertise and capabilities necessary to handle the breadth and complexity of our international business, accounting practices, and internal controls.

•Deloitte generally attends each Audit Committee meeting and meets regularly in closed door sessions with our Audit Committee so they can provide timely and candid feedback to the Audit Committee regarding accounting and control issues which may impact the Company.

•Deloitte is an independent public accounting firm and is subject to oversight and inspection by the United States Public Company Accounting Oversight Board (PCAOB), Big 4 peer reviews, and SEC regulations. The results of these reviews are communicated to and considered by the Audit Committee.

The members of our Audit Committee believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interests of our Company and our shareholders.

Principal Accountant Fees

The following table shows the fees accrued or paid to our independent registered public accounting firm for the fiscal years ended August 31, 2024 and 2023:

	Fiscal 2024	Fiscal 2023
Audit Fees(1)	$ 848,522	$ 751,896
Audit-Related Fees(2)	-	-
Tax Fees(3)	68,145	296,947
All Other Fees(4)	48,000	-
	$ 964,667	$ 1,048,843

(1)Audit fees represent fees and expenses for professional services provided in connection with the audit of our consolidated financial statements and the effectiveness of internal controls over financial reporting found in the Annual Report on Form 10-K and reviews of our financial statements contained in Quarterly Reports on Form 10-Q, accounting consultations on actual transactions, and audit services provided in connection with other statutory filings.

(2)Deloitte did not provide any audit-related services that are not reported under “Audit Fees” during the periods presented.

(3)Tax Fees consisted primarily of fees and expenses for services related to tax compliance, tax planning, and tax consulting.

(4)Fees for “other services” during fiscal 2024 were for consulting and advisory services performed.

The Audit Committee pre-approves all services to be performed by our independent registered public accountants and subsequently reviews the actual fees and expenses paid to them. All of the audit-related services, tax services, and other services provided by our independent registered public accounting firm during the fiscal years ended August 31, 2024 and 2023 were pre-approved by the Audit Committee. The Audit Committee has determined that the fees paid for non-audit services are compatible with maintaining independence as our independent registered public accountants.

The Board of Directors anticipates that one or more representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

2024 Proxy Statement | 47

Vote Required

The ratification of the appointment of Deloitte as our independent registered public accountants requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

Board Recommendation

The Board of Directors recommends that shareholders vote FOR the appointment of Deloitte as the Company’s independent registered public accountants for the fiscal year ending August 31, 2025.

2024 Proxy Statement | 48

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended August 31, 2024. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference under the Exchange Act except to the extent that we specifically incorporate such information by reference in such filing.

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee is comprised entirely of independent directors and operates in accordance with a written charter, which was adopted by the Board of Directors. A copy of that charter is available on our website at www.franklincovey.com. Each member of the Audit Committee is “independent,” as required by the applicable listing standards of the New York Stock Exchange and the rules of the SEC.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Annual Report on Form 10-K for the fiscal year ended August 31, 2024. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and system of internal controls, including the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm the audited financial statements of the Company for the fiscal year ended August 31, 2024, their judgments as to the quality and acceptability of the Company’s financial reporting, and such other matters as are required to be discussed by Public Company Accounting Oversight Board standards.

The Audit Committee obtained from the independent registered public accountants a formal written statement describing the auditor’s communications regarding all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board and discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations and evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.

Based upon the review and discussions referred to above, the Audit Committee recommended that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2024, for filing with the SEC.

Date: November 5, 2024

Donald J. McNamara, Chairman

Craig Cuffie

Efrain Rivera

2024 Proxy Statement | 49

PROPOSAL NO. 4

Amendment No. 1 to the Franklin Covey Co. 2022 Omnibus Incentive Plan

Overview

Our Board of Directors is requesting that shareholders approve Amendment No. 1 (the Amendment) to the Franklin Covey Co. 2022 Omnibus Incentive Plan (the 2022 Omnibus Plan). The Amendment would (i) increase the total number of available shares under the 2022 Omnibus Plan to 1,575,000 shares, which is an increase of 575,000 shares from the amount originally approved by shareholders and (ii) increase the maximum aggregate number of shares that may be issued under all incentive stock options under the 2022 Omnibus Plan to 1,575,000 shares.

The 2022 Omnibus Plan was originally approved by shareholders on January 14, 2022. The 2022 Omnibus Plan is the Company’s only compensation plan under which equity-based awards may be issued. Except for the additional shares requested, and related increase in the maximum aggregate number of shares issuable under all incentive stock options, none of the material terms of the 2022 Omnibus Plan are changed by the Amendment, the entirety of which is included as Appendix B to this Proxy Statement and incorporated by reference herein.

Reasons for Voting for the Amendment

As outlined in the Compensation Discussion and Analysis section of this Proxy Statement, equity-based incentive compensation is an integral part of our overall compensation program, which is designed to reinforce a long-term perspective and to align the interests of our executives and non-employee directors with those of our shareholders. The Amendment will permit us to reward the efforts of our associates and non-employee directors and to attract and retain new personnel by providing incentives in the form of stock-based awards.

If shareholders do not approve the Amendment, the shares available for future awards under the plan will soon be exhausted and we will be unable to issue equity-based incentive awards. An inability to grant equity-based awards would have significant negative consequences to us and our shareholders including the following:

•Inhibit Pay for Performance and Alignment with Shareholders. As described above, with respect to our named executive officers and other key employees of Franklin Covey, a key element of our compensation philosophy is to pay a meaningful portion of variable compensation in the form of equity-based awards, which we believe aligns employee and shareholder interests and drives long-term value creation.

•Increases Cash Compensation. In order to attract and retain qualified personnel, we would likely be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity-based awards and may limit cash available for other purposes.

Request for Additional Shares and Dilution

We manage our long-term shareholder dilution, in part, by controlling the number of equity incentive awards granted annually. The Compensation Committee monitors our annual net burn rate, total dilution, and equity expense in order to maximize shareholder value by granting what it believes are an appropriate number of equity incentive awards to attract, reward, and retain employees. Burn rate is a measure of the speed at which companies use shares available for grant under their equity compensation plans and is an important factor for investors concerned about shareholder dilution. The burn rate is defined as, in a given fiscal year, the number of equity shares granted subject to time-based awards plus performance-based equity awards that were earned and vested, divided by the weighted average number of shares outstanding. In recommending to our shareholders the number of shares to be authorized under the amendment to the 2022 Omnibus Plan, the Compensation Committee considered our burn rate for the past three fiscal years as shown below:

2024 Proxy Statement | 50

	Fiscal 2024	Fiscal 2023	Fiscal 2022
Time-based equity awards granted(1)	131,674	86,976	42,039
Performance-based awards earned and vested(2)(3)	514,078	-	166,878
Weighted average common shares outstanding	13,171,000	13,640,000	14,147,000

Burn rate	4.90%	0.64%	1.48%
Three-year average burn rate	2.34%

Performance-based awards granted(4)	84,237	77,275	69,902

(1)Amount consists of our annual unvested stock award to non-employee members of the Board; the time-based components of our executive long-term incentive plan awards issued in fiscal 2024, fiscal 2023, and fiscal 2022; and our long-term incentive and retention awards.

(2)Amount excludes shares purchased by and issued to participants in our Employee Stock Purchase Plan.

(3)Amount excludes shares issued as contingent payment related to the acquisition of Strive Talent, Inc., which was purchased in fiscal 2021.

(4)The executive long-term incentive plan awards granted in each of fiscal 2024, fiscal 2023, and fiscal 2022 allow a range of shares to be vested based upon the achievement of performance objectives. Participants may earn a range of shares from 50% of the target award to 200% of the target award. The number of shares shown in the table reflects the target number, or 100%, of shares granted to participants. If minimum specified targets are not achieved, no shares will be earned by participants. For further information on our stock-based compensation plans, refer to Note 12 to our consolidated financial statements for the fiscal year ended August 31, 2024.

In setting the number of shares requested under the amendment to the 2022 Omnibus Plan for which shareholder approval is being sought, the Compensation Committee and the Board considered, among other factors, the historical amounts of equity awards granted by the Company, and the potential future grants over the next several years. The Compensation Committee and the Board also considered recommendations by the CEO for the other named executive officers. Neither the Compensation Committee nor the Board has authorized specific grants of awards to be made under the Amendment to the 2022 Omnibus Plan since the Amendment is subject to shareholder approval. However, the Compensation Committee and the Board believe that the shares being requested should be sufficient for awards under the 2022 Omnibus Plan for approximately the next two to three years.

The following table provides aggregated information regarding the overhang and dilution associated with the 2022 Omnibus Plan and the potential stockholder dilution that would result if our proposed share increase is approved.

		As of 11/29/2024
		Giving Effect to
	As of 11/29/2024	Additional Shares
Shares outstanding	13,184,271	13,184,271
Potential dilution:
Shares issuable under outstanding equity awards(1)	725,985	725,985
Shares available for issuance under 2022 Omnibus Plan	213,643	213,643
Additional shares under proposed amendment	-	575,000
Fully-diluted shares outstanding	14,123,899	14,698,899
Fully-diluted overhang(2)	6.65%	10.30%

(1)Amount consists of time-based and performance-based restricted stock units. The Company did not have any stock options or other appreciation awards outstanding at November 29, 2024.

2024 Proxy Statement | 51

(2)Calculated as total potential dilution shares divided by fully-diluted shares outstanding, both as listed in the table.

To reduce the dilutive impact of our equity award grants on our shareholders’ interests, we actively administer our equity grant program to make use of our resources as effectively as possible. Equity awards are generally limited to (i) those positions deemed critical to our future success, (ii) individuals whose personal performance makes them highly valuable to us, and (iii) essential new hires.

The following summary of the material terms of the 2022 Omnibus Plan, as modified by the Amendment, is qualified in its entirety by reference to the full text of the 2022 Omnibus Plan included in our Definitive Proxy Statement as filed with the SEC on December 15, 2021 and the Amendment attached hereto as Appendix B.

Key Features of the 2022 Omnibus Plan and Protection of Shareholder Interests

Some of the key features of the 2022 Omnibus Plan, which are designed to protect shareholder interest, remain intact in the proposed amendment and include the following:

•Limit on Shares Authorized. Under the 2022 Omnibus Plan, as modified by the Amendment, the aggregate number of shares that may be issued is 1,575,000, plus in certain circumstances, shares that are forfeited under the Company’s prior plans. No eligible person may receive an award for more than 250,000 shares in any year. Total compensation for non-employee directors, including shares of stock and cash, for service on the Board may not exceed $300,000 in the aggregate during any fiscal year, provided that the independent members of the Board may make exceptions to this limit for a non-executive chair of the Board.

•No Repricing or Discounting of Stock Options or Stock Appreciation Rights (SARs): Stock options and SARs may not generally be repriced or granted at a discount under the 2022 Omnibus Plan.

•Limited Share “Recycling.” The 2022 Omnibus Plan provides that any shares surrendered to pay the exercise price of an option, shares covered by a stock-settled stock appreciation right that are not issued in connection with settlement upon exercise, or shares withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award will not be added back (“recycled”) to the available shares under the 2022 Omnibus Plan.

•No Payment of Dividends or Voting Rights on Unvested Awards. The 2022 Omnibus Plan prohibits the payment of dividends or dividend equivalents on awards other than with respect to restricted stock and restricted stock unit awards for which the applicable restrictions have lapsed. Unvested awards may not be voted at Annual Meetings or at other shareholder meetings.

•Awards Subject to Clawback Policy. All awards under the 2022 Omnibus Plan will be subject to forfeiture or other penalties pursuant to any clawback policy we may adopt or amend from time to time, as determined by the Compensation Committee.

•Awards Are Typically Not Transferable. Awards under the 2022 Omnibus Plan are typically not transferable, except pursuant to limited exceptions. If a transfer is permitted, the transfer shall be for no value.

•Minimum Vesting Period. Stock-based compensation awards granted under the 2022 Omnibus Plan will have a minimum vesting period of approximately one year from the date of grant (or, in the case of performance-based objectives, one year from the commencement of the period over which performance is evaluated), except for five percent of the shares approved, which may be granted with fully vested terms, and subject to the acceleration of vesting as described in the 2022 Omnibus Plan.

•Double Trigger Vesting Upon a Change in Control – In the event of a change in control, service-based vesting on our awards may not be accelerated or waived, except (i) where there is a material adverse effect to the participant,

2024 Proxy Statement | 52

such as an involuntary termination, resulting from a change in control, or (ii) in a corporate transaction in which the definitive agreement contemplates that awards will be canceled in exchange for an immediate right to cash.

Administration

The Compensation Committee administers the 2022 Omnibus Plan and its amendments, and has full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2022 Omnibus Plan. Subject to the provisions of the 2022 Omnibus Plan, the Compensation Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Compensation Committee has authority to interpret the 2022 Omnibus Plan and establish, amend, suspend, or waive rules and regulations for the administration of the 2022 Omnibus Plan.

The Compensation Committee may delegate its powers under the 2022 Omnibus Plan to one or more officers or directors to the extent permitted by applicable exchange rules or applicable corporate law, except that such delegated officers or directors will not be permitted to grant awards (i) to officers who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the 2022 Omnibus Plan to not comply with applicable exchange rules or applicable corporate law.

Under the 2022 Omnibus Plan, the Board may, at any time and from time to time, without any further action of the Compensation Committee, exercise the powers and duties of the Compensation Committee under the 2022 Omnibus Plan.

Shares Available for Awards

The aggregate number of shares that may be issued under all stock-based awards made under the 2022 Omnibus Plan, as modified by the Amendment, will be equal to (i) 1,575,000 shares, plus (ii) any shares subject to any outstanding award under the 2019 Omnibus Incentive Plan (the 2019 Omnibus Plan) that, after November 30, 2021 are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the participant due to the termination or cancellation of such award, less (iii) any shares subject to any award issued under the 2019 Omnibus Plan after November 30, 2021. If awards under the 2022 Omnibus Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the 2022 Omnibus Plan. However, under the following circumstances, shares will not again be available for issuance under the 2022 Omnibus Plan: (i) shares unissued due to a “net exercise” of a stock option or exercise of a SAR, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations, (iii) shares covered by a stock-settled SAR issued under the 2022 Omnibus Plan that are not issued in connection with settlement in shares upon exercise, and (iv) shares repurchased using stock option exercise proceeds. In addition, awards that do not entitle the recipient to receive or purchase shares shall not be counted against the number of shares available for issuance under the 2022 Omnibus Plan.

Certain awards under the 2022 Omnibus Plan are subject to limitations. Under the 2022 Omnibus Plan, no person may be granted options and SARs for more than 250,000 shares of our Common Stock in the aggregate in any fiscal year, and no person may be granted performance awards denominated in shares for more than 250,000 shares of our Common Stock in the aggregate in any fiscal year. Total compensation for non-employee directors, including shares of stock and cash, for service on the Board may not exceed $300,000 in the aggregate during any fiscal year, provided that the independent members of the Board may make exceptions to this limit for a non-executive chair of the Board.

In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2022 Omnibus Plan, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or other property) available under the 2022 Omnibus Plan, (ii) the number and type of shares (or other securities or other property) subject to outstanding awards, (iii) the purchase price or exercise price with respect to any award, and (iv) the share limitations described above.

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Eligibility

Any employee, officer, non-employee director, consultant, independent contractor or advisor providing services to Franklin Covey Co. or an affiliate, or any person to whom an offer of employment has been made, and who is selected by the Compensation Committee to participate, is eligible to receive an award under the 2022 Omnibus Plan. As of November 29, 2024, approximately 400 employees and 8 non-employee directors were eligible as a class to be selected by the Compensation Committee to receive awards under the 2022 Omnibus Plan.

Types of Awards and Terms and Conditions

The 2022 Omnibus Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions, and provisions as the Compensation Committee may determine to be necessary or desirable:

•stock options, including both incentive stock options (ISOs) and non-qualified stock options (together with ISOs, options);

•stock appreciation rights;

•restricted stock;

•restricted stock units; and

•other stock-based awards

Options and SARs

The holder of an option is entitled to purchase a number of shares of our Common Stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our Common Stock over the grant price of the SAR.

Exercise Price. The Compensation Committee has the discretion to determine the exercise price and other terms of options and SARs, except that the exercise price will in no event be less than 100% of the fair market value per share of our Common Stock underlying the award on the date of grant, unless such option or SAR is granted in substitution for an option or SAR previously granted by a merged or acquired entity. Without the approval of shareholders, we will not amend, replace, or cash out previously granted options or SARs in a transaction that constitutes a “re-pricing” as discussed in the 2022 Omnibus Plan.

Vesting. The Compensation Committee has the discretion to determine when and under what circumstances an option or SAR will vest, subject to the minimum vesting restrictions described above in the section titled “Key Features of the 2022 Omnibus Plan and Protection of Shareholder Interests.”

Exercise. The Compensation Committee has the discretion to determine the time or times, and method or methods by which an option or SAR may be exercised, provided that a participant may elect to exercise using a net exercise. The Compensation Committee and the Board are not authorized under the 2022 Omnibus Plan to accept a promissory note as consideration.

Expiration. Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant. Notwithstanding the foregoing, the Compensation Committee may provide in the terms of an option (either at grant or by subsequent modification) that, to the extent consistent with Section 409A of the Internal Revenue Code, in the event that on the last business day of the term of an option, (other than an ISO) (i) the exercise of the option is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the options shall be automatically exercised on a “net exercise” basis consistent with the terms and conditions of the 2022 Omnibus Plan.

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Special Limitations on ISOs. The aggregate number of shares that may be issued under all ISOs under the 2022 Omnibus Plan, as modified by the Amendment, shall be 1,575,000 shares. In the case of a grant of an option intended to qualify as an ISO, no such option may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of our stock or our subsidiaries unless the exercise price per share of our Common Stock subject to such ISO is at least 110% of the fair market value per share of our Common Stock on the date of grant, and such ISO award is not exercisable more than five years after its date of grant. In addition, options designated as ISOs shall not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000.

Restricted Stock and Restricted Stock Units

The holder of restricted stock will own shares of our Common Stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to restrictions imposed by the Compensation Committee, to receive shares of our Common Stock at some future date determined by the Compensation Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as determined by the Compensation Committee. The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of restricted stock and restricted stock units subject to continued employment, passage of time and/or such performance conditions as are deemed appropriate by the Compensation Committee. The Compensation Committee has the authority to issue restricted stock units that may be settled in stock, cash, or both. The holders of restricted stock units shall have no voting rights and shall have no dividend rights.

Other Stock-Based Awards

The Compensation Committee is authorized to grant to any employee, officer, non-employee director, consultant, independent contractor or advisor providing services to the Company or any affiliate other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as are deemed by the Compensation Committee to be consistent with the purpose of the 2022 Omnibus Plan. The Compensation Committee determines the terms and conditions of such awards, subject to the terms of the 2022 Omnibus Plan and any applicable award agreement. Awards granted under this category may not contain a purchase right or an option-like exercise feature.

Duration, Termination, and Amendment

The 2022 Omnibus Plan has a term of ten years expiring on January 14, 2032, unless terminated earlier by the Board. The Board may at any time and from time to time and in any respect amend, suspend, or terminate the 2022 Omnibus Plan. The Board shall require the approval of any amendment of the 2022 Omnibus Plan that would: (i) be required under the listing requirements of the SEC, the NYSE or another exchange or securities market on which our shares are then listed for trading, (ii) increase the number of shares authorized under the 2022 Omnibus Plan, (iii) increase the annual participant share limits or annual cash award limits, (iv) permit a repricing of options or SARs, (v) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, except as authorized by the 2022 Omnibus Plan with respect to an option or SAR granted in substitution for an option or SAR previously granted by a merged or acquired entity, or (vi) increase the maximum term of options or SARs. No amendment of the 2022 Omnibus Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award.

Effect of Corporate Transaction

Awards under the 2022 Omnibus Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, Change in Control (as defined in the 2022 Omnibus Plan), repurchase or exchange of shares or other securities, or any other similar corporate transaction with respect to us. In the event of such a corporate transaction, the Compensation Committee or the Board may provide for one or more of the following to occur upon the occurrence of the event (or immediately prior to such event, provided the event is consummated):

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•termination of any award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon exercise of the award or the realization of the participant’s rights under the award. Awards may be terminated without payment if the Compensation Committee or the Board determines that no amount is realizable under the award as of the time of the transaction;

•replacement of any award with other rights or property selected by the Compensation Committee or the Board;

•the assumption of any award by the successor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity, with appropriate adjustments as to the number and kind of shares and prices;

•subject to the limitations set forth in the 2022 Omnibus Plan, that any award shall be exercisable, payable, or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the applicable award agreement; or,

•require that the award cannot vest, be exercised, or become payable until after a future date, which may be the effective date of the corporate transaction.

Clawback or Recoupment

All awards under the 2022 Omnibus Plan will be subject to forfeiture or other penalties pursuant to (a) any clawback policy we may adopt or amend from time to time, (b) any applicable law, rule, or regulation or applicable stock exchange rule, and (c) forfeiture and/or penalty conditions or provisions as determined by the Compensation Committee.

Income Tax Withholding

In order to comply with all applicable income tax laws and regulations, we may take appropriate action to ensure that all applicable taxes, which are the sole and absolute responsibility of the participant, are withheld or collected from the participant. A participant may satisfy any tax obligation by (a) electing to have a portion of the shares withheld that otherwise would be delivered upon exercise, receipt or the lapse of restrictions with respect to the award (not to exceed the limitations stated in ASC Topic 718 to avoid adverse accounting treatment), or (b) electing to deliver to us shares of Franklin Covey Co. other than shares received pursuant to the award with a fair market value equal to the amount of the tax obligation. Any election, if allowed, must be made on or before the date that the amount of tax to be withheld is determined. We may not withhold shares for income taxes in such a manner as would result in adverse accounting treatment under FASC Topic 718 regarding the accounting treatment of shares withheld for income taxes.

Limited Transferability of Awards

Except as provided below, no award (other than fully vested and unrestricted shares issued pursuant to any award) and no right under any such award shall be transferable by a participant other than by will or by the laws of descent and distribution, and no award (other than fully vested and unrestricted shares issued pursuant to any award) or right under any such award may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate. Notwithstanding the foregoing, the Compensation Committee may permit the transfer of an award other than a fully vested and unrestricted share to family members, provided such permitted transfer shall be for no value and in accordance with the rules of Form S-8. The Compensation Committee may also establish procedures as it deems appropriate for a participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the participant and receive any property distributable with respect to any award in the event of the participant’s death.

Federal Income Tax Consequences

Grant of Options and SARs

The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

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Exercise of Options and SARs

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our Common Stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our Common Stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs

The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Following exercise of a non-qualified stock option or SAR, any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss. If an optionee exercises an ISO and later sells or otherwise disposes of the shares both (i) more than two years after the grant date and (ii) more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If an optionee exercises an ISO, but later sells or disposes of the shares before the end of the applicable ISO holding periods described above, the optionee will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO before the end of the applicable ISO holding periods described above.

Awards Other than Options and SARs

If an award is payable in shares of our Common Stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of: (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount. As to awards other than options and SARs granted under the 2022 Omnibus Plan that are payable either in cash or shares of our Common Stock not subject to substantial risk of forfeiture, the holder of the award must recognize, upon receipt of such cash or shares of Common Stock not subject to substantial risk of forfeiture, ordinary income equal to: (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date such shares are received) over (ii) the amount (if any) paid for the shares by the holder of the award.

Income Tax Deduction

Subject to the tax rules requiring that compensation be reasonable in order to be deductible, our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2022 Omnibus Plan. However, The Tax Cuts and Jobs Act (the Act), which was signed into law in 2017, eliminated the exception to the deduction limit for qualified performance-based compensation and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. Therefore, compensation paid to a covered executive in excess of $1,000,000 in a given year, including compensation under the 2022 Omnibus Plan, will not be deductible by us.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after

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the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code

The Compensation Committee and the Board intend to administer and interpret the 2022 Omnibus Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

Historical Plan Benefits

The number and types of awards that will be granted under the 2022 Omnibus Plan, as modified by the Amendment, in the future are not determinable, as the Compensation Committee will make these determinations in their sole discretion. The following table sets forth information with respect to the number of restricted stock units that have been granted to the named executive officers, nominees for election to the Board, and the specified groups as set forth below under the 2022 Omnibus Plan as of August 31, 2024.

	Time-Based	Performance-
	RSUs	Based RSUs
Name of Individual or Identity of Group and Principal Position	Granted	Granted(1)
Paul S. Walker
President, Chief Executive Officer, and Director	21,379	77,853
Stephen D. Young
Chief Financial Officer	6,431	25,696
Jennifer C. Colosimo
President - Enterprise Division	4,056	15,824
M. Sean Covey
President - Education Division	3,851	15,577
Colleen Dom
Executive Vice-President of Operations	3,501	14,162
All executive officers as a group	78,360	192,890
Each nominee for election as a director
Anne H. Chow	5,539	-
Craig Cuffie	5,539	-
Donald J. McNamara	5,539	-
Joel C. Peterson	5,539	-
Nancy Phillips	5,539	-
Efrain Rivera	2,892	-
Derek C.M. van Bever	5,539	-
Robert A. Whitman(2)	13,984	51,569
Each associate of any such directors, executive officers, or
nominees	-	-
Each other person who is to receive 5% of such awards	-	-
All employees (excluding executive officers) as a group	110,028	56,841

(1)The number of shares represents the target number (100% of the award) of shares that could be issued underlying the performance-based share awards except for the fiscal 2022 LTIP award, which vested at August 31, 2024. Since the performance-based tranche of the fiscal 2022 LTIP award vested at 200% (maximum), performance-based shares shown in the table include this award at the maximum value. Please refer to the Compensation Discussion and Analysis section of this Proxy Statement for additional details on our performance share awards.

(2)Robert A. Whitman previously served as our Executive Chairman of the Board and received LTIP awards consistent with other executives. Effective September 1, 2023, Mr. Whitman transitioned from his role of

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Executive Chairman to serve solely as our Chairman of Board. During fiscal 2024, Mr. Whitman received the same time-based restricted stock award as other members of the Board.

Market Value

The closing price of our Common Stock on the NYSE on November 29, 2024 was $36.38 per share.

Vote Required

The proposal to approve Amendment No. 1 to the 2022 Omnibus Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal. Abstentions with respect to this proposal will have the same effect as votes against the proposal. Broker non-votes will not have any effect on the outcome of this proposal.

The Board of Directors recommends that shareholders vote FOR the approval of Amendment No. 1 to the 2022 Omnibus Plan.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the meeting. However, if any further business should properly come before the meeting, the persons named as proxies in the accompanying form of proxy will vote on such business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

Requirements for Shareholder Proposals to be Considered for Inclusion in Our Proxy Materials

Shareholders may present proposals for inclusion in our proxy statement and form of proxy for the annual meeting of shareholders to be held in calendar year 2026, provided that such proposals must be received by us, at our executive offices (2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331) no later than August 21, 2025, provided that this date may be changed in the event that the date of the annual meeting of shareholders to be held in calendar year 2026 is changed by more than 30 days from the date of the annual meeting of shareholders to be held in calendar year 2025. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in our proxy statement and form of proxy.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting

Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary of Franklin Covey not less than 60 nor more than 90 calendar days prior to the one year anniversary of the date of the immediately preceding annual meeting. To be timely for the annual meeting of shareholders to be held in calendar year 2026, a shareholder’s notice must be delivered or mailed to, and received by, our Secretary at our executive offices (2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331) between October 26, 2025 and November 25, 2025. However, in the event that the annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of either (i) the 60th day prior to such annual meeting, or (ii) the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made by the Company, whichever occurs first. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to our Secretary must set forth the information required by our bylaws with respect to each matter the shareholder proposes to bring before the annual meeting.

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Universal Proxy Rules

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting, which will be November 25, 2025 (except that, if the date of the meeting has changed by more than 30 days from the previous year, then notice must be provided by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. These filings are also available to the public from the SEC’s web site at http://www.sec.gov.

We will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of our 2024 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to Franklin Covey Co., Investor Relations Department, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331, Attn: Mr. Stephen D. Young.

You should rely only on the information contained in this Proxy Statement. We have not authorized anyone to provide you with information different from that contained in this Proxy Statement. The information contained in this Proxy Statement is accurate only as of the date of this Proxy Statement, regardless of the time of delivery of this Proxy Statement.

DIRECTIONS TO THE ANNUAL MEETING

Directions to The Grand America Hotel from SLC Airport/North	Directions to The Grand America Hotel from Provo/South
• Exit the Airport heading South to I-80 East	• Take I-15 North toward Salt Lake City
• Merge onto I-80 East	• Continue on I-15 North to Exit 306 for 600 South
• Use the right two lanes to take the UT-269 E/600 S exit	• Continue on 600 South
• Continue onto UT-269 E/W 600 S	• Turn left onto S Main Street
• Turn left onto S Main Street	• The Grand America Hotel is on the East side of Main Street
• The Grand America Hotel is on the East side of Main Street	• Self-parking is available
• Self-parking is available	• The Fontainbleau Conference Room is on the third floor
• The Fontainbleau Conference Room is on the third floor

If you need further assistance or additional directions, please call our receptionist at (801) 817-1776.

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Appendix A

ADJUSTED EBITDA RECONCILIATION TO NET INCOME (LOSS)

We define “Adjusted EBITDA” as net income or (loss) excluding the impact of interest, income taxes, amortization of finite-lived intangible assets, depreciation, share-based compensation expense, restructuring costs, impaired assets, and certain other items. The Company references this non-GAAP financial measure in its disclosures and decision making because it provides supplemental information that facilitates consistent internal comparisons to the historical operating performance of prior periods and the Company believes it provides investors with greater transparency to evaluate operational activities and financial results.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands and unaudited)

	Fiscal Year Ended August 31,
	2024	2023	2022	2021	2020
Reconciliation of net income (loss) to
Adjusted EBITDA:
Net income (loss)	$23,402	$17,781	$18,430	$13,623	$(9,435)
Adjustments:
Interest expense (income), net	(4)	492	1,610	2,026	2,262
Income tax provision (benefit)	9,644	8,088	3,634	(7,548)	10,231
Amortization	4,248	4,342	5,266	5,006	4,606
Depreciation	3,905	4,271	4,903	6,190	6,664
Stock-based compensation	10,142	12,520	8,286	8,617	(573)
Increase (decrease) to the fair value of
contingent earn out liabilities	-	7	68	193	(49)
Gain from insurance settlement	-	-	-	(150)	(933)
Government COVID-19 assistance	-	-	-	(299)	(514)
Knowledge Capital wind-down costs	-	-	-	-	389
Restructuring costs	3,008	565	-	-	1,636
Impaired asset	928	-	-	-	-
Business acquisition costs	-	-	-	300	-
	$55,273	$48,066	$42,197	$27,958	$14,284

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Appendix B

AMENDMENT NO. 1 TO FRANKLIN COVEY CO. 2022 OMNIBUS INCENTIVE PLAN

WHEREAS, Franklin Covey Co. (the “Company”) sponsors and maintains the Company’s 2022 Omnibus Incentive Plan (the “2022 Plan”); and

WHEREAS, the Company proposes to amend the 2022 Plan to increase the number of the Company’s common shares reserved for issuance thereunder, subject to the approval of the Company’s stockholders at the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”) and effective as of the date of such approval (the “Effective Date”).

Subject to the approval of the Company’s shareholders at the Annual Meeting (the “Shareholder Approval”), the 2022 Plan is hereby amended as of the Effective Date as follows:

Amendment to 2022 Plan.

Section 4(a)(i) of the 2022 Plan is hereby amended and restated to read in its entirety as follows:

“(i) 1,575,000 Shares, plus”

Section 6(a)(iv)(A) of the 2022 Plan is hereby amended and restated to read in its entirety as follows:

“(A) The aggregate number of Shares that may be issued under all Incentive Stock Options under the Plan shall be 1,575,000 Shares.”

Failure to Obtain Shareholder Approval. If the Shareholder Approval is not obtained, then this Amendment No. 1 to the 2022 Plan shall become null and void and shall immediately terminate.

Effect of this Amendment. Except as expressly amended hereby, the 2022 Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 1 to the Franklin Covey Co. 2022 Omnibus Incentive Plan on the date indicated below.

FRANKLIN COVEY CO.

Date: [__], 2024By:

[Name]

[Office]

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FRANKLIN COVEY CO. 2200 WEST PARKWAY BOULEVARD SALT LAKE CITY, UT 84119-2331 SCAN TO l\ VIEW MATERIALS&VOTE VOTE BY INTERNET -www.proxvvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 13, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 13, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D62982-P64400 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. _ KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY FRANKLIN COVEY CO. The Board of Directors recommends you vote FOR the following: 1. Election of seven directors of the Company, each to serve until the next Annual Meeting and until their respective successors shall be duly elected and shall qualify: Nominees: For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. □ □ □ The 01) Anne H. Chow 05) Nancy Phillips 02) Craig Cuffie 06) Derek C.M. van Bever 03) Donald J. McNamara 07) Robert A. Whitman 04) Joel C. Peterson Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Advisory vote on approval of executive compensation. 3. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal 2022. 4. Approve the Franklin Covey Co. 2022 Omnibus Incentive Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. FRANKLIN COVEY CO. Annual Meeting of Shareholders January 14, 2022 8:30 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Stephen D. Young and A. Derek Hatch or either of them as proxy, with full power of substitution, to vote, as designated below, all shares of Common Stock of Franklin Covey Co. (the Company), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the Annual Meeting) to be held at the Hyrum W. Smith Auditorium, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331, on January 14,2022 at 8:30 a.m., local time, or any adjournment(s) thereof. This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed and returned in a timely manner, will be voted as specified. If no instructions are specified, this proxy will be voted "FOR" all nominees listed in Proposal 1 and "FOR" Proposals 2, 3 and 4, and in accordance with the judgment of the persons named as proxy herein on any other matters that may properly come before the annual meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

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